Exhibit 4.1

INDENTURE

Dated as of June 28, 2021

among

HAT HOLDINGS I LLC and HAT HOLDINGS II LLC

as Issuers,

the Guarantors named herein

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

3.375% Senior Notes due 2026

i

Appendix A — Transfer Restrictions

Exhibit A — Form of Note

Exhibit B — Form of Supplemental Indenture

Exhibit C — Form of Transfer Certificate for Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit D — Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note after the Expiration of the Distribution Compliance Period

Exhibit E — Form of Transfer Certificate for Transfer or Exchange from Regulation S Global Note to Rule 144A Global Note prior to the Expiration of the Distribution Compliance Period

Exhibit F — Form of Transfer Certificate for Other Transfers and Exchanges

Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of June 28, 2021 (this “Indenture”) by and among HAT HOLDINGS I LLC, a Maryland limited liability company (“HAT I”), and HAT HOLDINGS II LLC, a Maryland limited liability company (“HAT II”, and together with HAT I, each an “Issuer” and together the “Issuers”), the Guarantors (as defined herein) named herein, and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee).

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuers’ 3.375% Senior Notes due 2026 to be issued, from time to time, as provided in this Indenture:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“2024 Notes” means the Issuers’ 5.25% Senior Notes due 2024.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Parent Guarantor or at the time it merges or consolidates with or into the Parent Guarantor or any of its Subsidiaries or assumed by the Parent Guarantor or any of its Subsidiaries in connection with the acquisition of assets from such Person and in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary of the Parent Guarantor or such merger, consolidation or acquisition. Acquired Indebtedness shall be deemed to have been incurred on the date such Person becomes a Subsidiary of the Parent Guarantor or merges or consolidates with or into the Parent Guarantor or any of its Subsidiaries or the date of the assumption of such Indebtedness by the Parent Guarantor or any of its Subsidiaries, as applicable.

“Additional Notes” means additional 3.375% Senior Notes due 2026 originally issued under this Indenture after the Issue Date.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the immediately preceding sentence and in the definition of “Subsidiary,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, managers or trustees or other governing body of such Person (or, if such Person is a partnership or limited liability company that does not have such a governing body, the board of directors, managers or trustees or other governing body of any direct or indirect general partner of such partnership or of any direct or indirect managing member or other managing Person of such limited liability company) or any duly authorized committee thereof.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means:

(1)    with respect to any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of or in its corporate stock or, if such Person is not a corporation, its equity; and

(2)    with respect to any Person that is a business trust, any and all beneficial ownership interests (however designated and whether or not voting) in such Person;

in each case including each class or series of Common Stock and Preferred Stock of such Person but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the items referred to in clauses (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Management Obligations” means obligations of the Parent Guarantor or any Subsidiary of the Parent Guarantor in relation to (1) treasury, depository or cash management services, arrangements or agreements (including, without limitation, credit, debt or other purchase card programs and intercompany cash management services) or any automated clearinghouse (“ACH”) transfers of funds (including reimbursement and indemnification obligations with respect to letters of credit or similar instruments), and (2) netting services, overdraft protections, controlled disbursement, ACH transactions, return items, interstate deposit network services, supplier services, cash pooling and operational foreign exchange management, Society for Worldwide Interbank Financial Telecommunication transfers and similar programs.

“Change of Control” means:

(1)    the Parent Guarantor becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) that any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than the Parent Guarantor or any of its Subsidiaries, is or has become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Parent Guarantor representing more than 50% of the combined voting power of all of the outstanding Voting Stock of the Parent Guarantor;

(2)    the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one transaction or a series of related transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole (other than sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person (other than the Parent Guarantor and/or one or more Subsidiaries of the Parent Guarantor); or

(3)    any Issuer is no longer a direct or indirect Subsidiary of the Parent Guarantor.

Notwithstanding the foregoing, (I) a transaction will not be deemed to be a Change of Control if (1) the Parent Guarantor becomes a direct or indirect Wholly Owned Subsidiary of a parent entity and (2) either (A) the direct or indirect holders of the outstanding Voting Stock of such parent entity immediately following that transaction are substantially the same as the holders of the outstanding Voting Stock of the Parent Guarantor immediately prior to that transaction or (B) immediately following that transaction no Person (other than a parent entity satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of all of the outstanding Voting Stock of such parent entity and (II) the reference in clause (2) of the immediately preceding paragraph to sales, transfers, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, transfers, conveyances or other dispositions of Securitization

Assets, Repurchase Agreement Assets, Investments or other securities or assets (A) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, transferred, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by this Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (B) that the Parent Guarantor in good faith determines to be consistent with past practice of the Parent Guarantor or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Parent Guarantor or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Commodity Agreement” means any commodity futures contract, commodity swap, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities or to otherwise manage commodity prices or the risk of fluctuations in commodity prices.

“Common Stock” means, with respect to (a) any Person other than a business trust, any and all shares, interests, participations or other equivalents (however designated and whether voting or non-voting) of or in such Person’s common stock or, if such Person is not a corporation, its common equity or (b) any Person that is a business trust, any and all common beneficial ownership interests (however designated and whether voting or non-voting) in such Person, in each case including, without limitation, all series and classes of such common stock, other common equity or common beneficial ownership interests, as the case may be, but in each case excluding any Indebtedness or debt securities convertible into or exchangeable for, or any options, warrants, contracts or other securities (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of, any of the foregoing. The determination of whether any beneficial ownership interests or equity constitute common beneficial ownership interest or common equity, respectively, shall be made by the Parent Guarantor in good faith.

“Consolidated EBITDA” means, with respect to any Person and for any period, the Consolidated Net Income of such Person plus or minus, as the case may be, the following items (without duplication):

(1)    plus, to the extent Consolidated Net Income has been reduced thereby (without duplication):

(a)    Consolidated Income Taxes;

(b)    Consolidated Interest Expense;

(c)    depreciation, depletion and amortization;

(d)    restructuring or severance charges or expenses; and

(e)    any fees and expenses (including any transaction or retention bonus) incurred during such period, or any amortization thereof for such period, in connection with the acquisition (including, without limitation, by merger, consolidation or acquisition of Capital Stock) of Investments or other securities or assets, including any such acquisition consummated prior to the Issue Date and any such acquisition undertaken but not completed, and any charges or non-recurring costs incurred during such period as a result of any such acquisition;

(2)    plus, to the extent Consolidated Net Income has been reduced thereby, or minus, to the extent Consolidated Net Income has been increased thereby (without duplication):

(a)    any extraordinary or non-recurring gain (or extraordinary or non-recurring loss or charge), together with any related provision for taxes on any such extraordinary or non-recurring gain (or the tax effect of any such extraordinary or non-recurring loss or charge);

(b)    impairment charges, reserves and write-offs and reversals of any of the foregoing;

(c)    any non-cash income or loss attributable to the application of mark-to-market accounting or the sale of receivables and Investments;

(d)    GAAP income or loss attributable to assets classified as equity method investments;

(e)    after-tax gains and after-tax losses from sales, conveyances, transfers, assignments or other dispositions (including, without limitation, by merger or consolidation) of Investments or other securities or assets, in each case, outside of the ordinary course of business, in each case excluding the effect of any cumulative mark to market gains or losses;

(f)    income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued, but not including revenues, expenses, gains and losses relating to real estate properties sold or held for sale, even if they were classified as attributable to discontinued operations under the provisions of FASB Accounting Standards Codification 205 (or any successor or replacement provisions thereto), as the same may be amended, modified and/or supplemented from time to time);

(g)    any gain or loss arising from the early extinguishment of any Indebtedness in connection with, and any fees, premiums, expenses or other charges relating to, the Transactions or any Refinancing, redemption, purchase (including, without limitation, by tender offer), retirement, repayment, defeasance or discharge of any Indebtedness of such Person or any of its Subsidiaries, including the amortization or write-off of debt issuance costs and debt discount and fees, costs and other expenses incurred in connection with entering into, settling or terminating obligations under Interest Rate Agreements in connection with any of the foregoing;

(h)    any non-cash compensation charges arising from the grant of, issuance, vesting, exercise or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(i)    the cumulative effect of a change in accounting principles; and

(j)    any unrealized foreign currency transaction gains or losses in respect of Indebtedness denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets or liabilities denominated in foreign currencies;

(3)    plus, collected cash distributions from assets classified as equity method investments and cash received from residual and servicing assets;

all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP except as expressly provided in (3) above.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person and as of any date of determination (the “Determination Date”), the ratio of Consolidated EBITDA of such Person for the most recent Four Quarter Period ending on or prior to such Determination Date for which financial statements are available to Consolidated Fixed Charges of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to the following (without duplication):

(1)    the incurrence of the Indebtedness, if any, by such Person or any of its Subsidiaries giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio and (x) any repayment, repurchase, defeasance, redemption or other discharge (collectively, for purposes of this definition, “repayment”; the terms “repay” and “repaid” shall have correlative meanings for purposes of this definition) of any Indebtedness with the proceeds of the Indebtedness to be incurred or in connection with the transactions pursuant to which such Indebtedness is to be incurred or the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as the case may be, and (y) any purchase or other acquisition or origination of any Investments, Persons or other securities or assets made or to be made by such Person or any of its Subsidiaries (in one transaction or a series of related transactions and including, without limitation, by merger, consolidation, acquisition of Capital Stock or otherwise) with the proceeds of the Indebtedness to be incurred or in connection with the transactions pursuant to which such Indebtedness is to be incurred or the transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio, as the case may be (including, without limitation, any Consolidated EBITDA attributable to the Investments, Persons or other securities or assets which are being purchased, acquired or originated as aforesaid), in each case as if such incurrence, repayment, purchase, acquisition or origination, as the case may be, had occurred on the first day of the Four Quarter Period;

(2)    the incurrence and repayment of any Indebtedness of such Person or any of its Subsidiaries (other than the incurrence or repayment of any Indebtedness which is covered by clause (1) above), including any repayment of any Indebtedness with the proceeds from the incurrence of Indebtedness covered by this clause (2) or in connection with the related transaction referred to in clause (3) of this definition, in each case that occurred during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date, as if such incurrence or repayment had occurred on the first day of the Four Quarter Period, but only to the extent the incurrence or repayment of such Indebtedness was made in connection with a transaction or series of related transactions described in clause (3) below that meets the significance test set forth in such clause (3); provided, however, that such calculation shall not give pro forma effect to the incurrence of any Indebtedness described in this clause (2) if such Indebtedness is not outstanding as of the Determination Date; and

(3)    any sale or other disposition or any purchase or other acquisition or origination of any Investments, Persons or other securities or assets (other than (a) any purchase, acquisition or origination covered by clause (1) above or (b) in the ordinary course of business) made by such Person or any of its Subsidiaries (including, without limitation, by merger, consolidation, acquisition of Capital Stock or otherwise) in one transaction or a series of related transactions during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Determination Date (including, without limitation, any Consolidated EBITDA attributable to the Investments, Persons or other securities or assets which were sold, disposed of, purchased, acquired or originated as aforesaid), in each case as if such sale, disposition, purchase, acquisition or origination had occurred on the first day of the Four Quarter Period, but, anything in this clause (3) to the contrary notwithstanding, only if the Investments, Persons or other securities or assets sold, disposed of, purchased, acquired or originated in such transaction or such series of related transactions, as the case may be, constituted, at the time of such transaction or series of related transactions (or, at the option of the Parent Guarantor, would have constituted, as of the last day of the Four Quarter Period), a Significant Subsidiary of the Parent Guarantor.

If any Indebtedness bears a floating rate of interest and if pro forma effect is being given to the incurrence of such Indebtedness, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Determination Date had been the applicable rate for that portion of the Four Quarter Period during which such Indebtedness was not outstanding (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness bears an interest rate chosen at the option of the Parent Guarantor and if pro forma effect is being given to the incurrence of such Indebtedness, the interest rate shall be calculated by applying such optional rate chosen by the Parent Guarantor for that portion of the Four Quarter Period during which such Indebtedness was not outstanding. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by the Parent Guarantor and such pro forma calculations may include, for the avoidance of doubt and at the Parent Guarantor’s sole discretion, any cost savings and expense reductions relating to any transaction which is being given pro forma effect (x) that have been or are expected to be realized within 12 months after the date of such transaction and/or (y) that are determined in accordance with Regulation S-X under the Securities Act.

In making any pro forma calculation, the amount of Indebtedness under any revolving credit facility outstanding on the applicable Determination Date (other than any Indebtedness being incurred under such facility in connection with a transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio) will be deemed to be:

(i)    the average daily balance of such Indebtedness during the applicable Four Quarter Period or such shorter period for which such facility was outstanding, or

(ii)    if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to such Determination Date.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)    Consolidated Interest Expense (excluding any amortization of debt discount or expense); plus

(2)    the amount of all cash dividend payments on any Disqualified Capital Stock of such Person and any Preferred Stock of any Subsidiary (other than any Subsidiary that guarantees payment of the Notes) of such Person (in each case other than dividends paid or payable in Capital Stock that is not Disqualified Capital Stock and dividends paid to such Person or any of its Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period, all determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person and its Subsidiaries by any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person and/or any of its Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income of such Person for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes, computed on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)    the aggregate amount of interest expense of such Person and its Subsidiaries for such period; and

(2)    to the extent not already included in clause (1), the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Subsidiaries before the payment of dividends on Preferred Stock for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity (or, if such Person is not a corporation, the consolidated equity interests of its partners, members or other equity owners) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person and Capital Stock of such Person’s consolidated Subsidiaries not owned, directly or indirectly, by such Person.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof for purposes of Section 2.04 and Section 4.02 only is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: HAT Holdings I LLC and HAT Holdings II LLC, and for all other purposes is located at CityPlace I, 185 Asylum Street, 27th Floor, Hartford, Connecticut 06103, Attention: HAT Holdings I LLC and HAT Holdings II LLC, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by the Parent Guarantor, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by the Parent Guarantor) with respect to any Indebtedness permitted or not prohibited by this Indenture, including, without limitation, any agreements pursuant to which the Parent Guarantor or any of its Subsidiaries agrees to maintain a certain level of investment in a Securitization Entity for the purposes of complying with any rules or regulations of the SEC or any other applicable laws, rules or regulations relating to risk-retention requirements in connection with securitization transactions.

“Credit Facilities” means, with respect to the Parent Guarantor or any Subsidiary of the Parent Guarantor, any debt, credit, warehousing, securitization or repurchase facilities or agreements (including, without limitation, any Repurchase Agreements), commercial paper or overdraft facilities or agreements, indentures, or other instruments and agreements (any or all of which may be outstanding at the same time), in each case with banks or other lenders, financial institutions, brokers, dealers, trustees, agents, buyers, sellers or other Persons, and any notes, bonds, debentures or similar instruments, in each case providing for, evidencing, creating or pursuant to which there may be incurred, issued, evidenced, secured or created revolving credit loans, term loans, debt securities, receivables financing (including through the sale of receivables to banks, lenders, investors or other Persons or to special purpose entities formed to borrow from banks, lenders, investors or other Persons against such receivables), securitizations, letters of credit, sales and repurchases of Investments or other securities or assets, or other Indebtedness, together in each case with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents, guarantees and letters of credit), in each case whether in effect on the Issue Date or entered into or assumed thereafter and in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise and including by means of sales of debt securities to investors or other Persons) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing, including into one or more debt, credit, warehousing, securitization or repurchase facilities or agreements, commercial paper or overdraft facilities or agreements, indentures or other instruments or agreements, and also including by means of sales of debt securities to investors or other Persons) and including any of the foregoing changing the maturity, amount, committed amount or other terms thereof, changing (in whole or in part) revolving credit facilities to term loan facilities and vice versa, and whether or not with the original or other buyers, sellers, borrowers, issuers, guarantors, agents, lenders, financial institutions, brokers, dealers, trustees, investors or other parties.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other agreement or arrangement designed to protect against fluctuations in currency values or otherwise manage currency exchange rates or currency exchange rate risk.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Debt Obligations” means any unsecured Indebtedness of the type described in clauses (1), (2) and (6) (to the extent of Indebtedness of other Persons of the type referred to in clauses (1) of (2) of the definition of “Indebtedness”) of the definition of “Indebtedness” of the Parent Guarantor or any of its Domestic Subsidiaries (other than any Domestic Subsidiary that is an Excluded Subsidiary or Securitization Entity).

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Deferred Funding Obligations” means, at any time, such items of Indebtedness that would be classified as “deferred funding obligations” on the Parent Guarantor’s consolidated balance sheet prepared in accordance with GAAP.

“Depositary” means DTC or any successor depositary for the Global Notes.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(1)    matures or is mandatorily redeemable in each case for cash or in exchange for Indebtedness (pursuant to a sinking fund obligation or otherwise); or

(2)    is redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of such Capital Stock in whole or in part,

in each case on or prior to the earlier of (a) the stated maturity date of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of such Capital Stock which so matures or is mandatorily redeemable or is so exchangeable, redeemable or repurchasable at the option of the holder thereof prior to the earlier of such dates will be deemed to be Disqualified Capital Stock, (ii) any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require such Person to redeem, repay, exchange or repurchase such Capital Stock upon the occurrence of a change of control triggering event, change of control, fundamental change or similar event (howsoever defined or referred to) shall not constitute Disqualified Capital Stock if any such redemption, repayment, exchange or repurchase obligation is subject to compliance by the relevant Person with Section 4.06 of this Indenture, (iii) any options, warrants and contracts (including derivative instruments) exercisable or exchangeable for, convertible into or otherwise for or relating to the purchase or sale of Capital Stock, and any securities (other than Capital Stock) convertible into or exchangeable for any shares of Capital Stock, shall not constitute Disqualified Capital Stock, (iv) Capital Stock will not be deemed to be Disqualified Capital Stock as a result of provisions in any stock option plan, restricted stock plan, or other equity incentive plan or any award or agreement issued or entered into thereunder that requires such Person or any of its Subsidiaries, or gives any current or former employee, director or consultant or their heirs, executors, administrators or assigns the right to require such Person or any of its Subsidiaries, to purchase, redeem or otherwise acquire or retire for value or otherwise Capital Stock or any other equity awards (including, without limitation, options, warrants or other rights to purchase or acquire Capital Stock, restricted stock and restricted stock units) issued or issuable under any such plan, award or agreement; and (v) Capital Stock will not constitute Disqualified Capital Stock to the extent that such Person or any of its Subsidiaries has the option of paying for such Capital Stock at maturity, upon mandatory redemption, or upon any redemption, exchange or repurchase at the option of the holder of such Capital Stock, as the case may be, with Capital Stock (other than Disqualified Capital Stock) of such Person, any other Person of which such Person is a Subsidiary or any of their respective Subsidiaries. Notwithstanding the foregoing, Capital Stock sold in forward sales of Capital Stock (other than forward sales of Disqualified Capital Stock) and pursuant to customary agreements relating to such transactions shall not be deemed Disqualified Capital Stock.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means any of the following Subsidiaries of the Parent Guarantor, whether any such Subsidiary is in existence on the Issue Date or is formed or acquired or becomes a Subsidiary of the Parent Guarantor thereafter: (i) a Subsidiary of the Parent Guarantor that is prohibited, in the good faith judgment of the Parent Guarantor, from providing a Guarantee of the Notes or from incurring or having Indebtedness by any law, rule or regulation, or by any judgment, order, decree, pronouncement, interpretation or other action of any court, government, or governmental or administrative authority or official or arbitrator having jurisdiction over such Subsidiary or the Parent Guarantor, (ii) any Subsidiary of the Parent Guarantor that, in the good faith judgment of the Parent Guarantor, is prohibited from providing a Guarantee of the Notes or from incurring or having Indebtedness by any contractual obligation to which such Subsidiary is a party or by which it is bound or any Organizational Document of such Subsidiary, in each case, entered into (or amended) in the ordinary course of business consistent with past practice of the Parent Guarantor or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Parent Guarantor or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and not in any event with the primary intent to avoid providing a guarantee, or (iii) any Subsidiary of the Parent Guarantor if its providing a Guarantee of the Notes would require or would be reasonably likely to require, in the good faith judgment of the Parent Guarantor, the Parent Guarantor or any Subsidiary of the Parent Guarantor to register as an “investment company” under the Investment Company Act or would cause or would be reasonably likely to cause, in the good faith judgment of the Parent Guarantor, the Parent Guarantor or any Subsidiary of the Parent Guarantor to become subject to regulation under the Investment Company Act. For purposes of clarity, it is understood and agreed that a Subsidiary of the Parent Guarantor that is not an Excluded Subsidiary may at any time become an Excluded Subsidiary in accordance with the provisions of the foregoing sentence.

“Existing Convertible Senior Notes” mean the Parent Guarantor’s 4.125% Convertible Senior Notes due 2022.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Issuers in good faith.

“FASB” means the Financial Accounting Standards Board or any successor thereto.

“Fitch” means Fitch Ratings, Inc. and any successor to the credit rating business thereof.

“Foreign Subsidiary” means, with respect to any Person, (a) any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of such Subsidiary, (b) any Subsidiary of such Person that has no material assets (with the determination of materiality to be made in good faith by the Parent Guarantor) other than Capital Stock of (or Capital Stock of and debt obligations owed or treated as owed by) one or more Controlled Foreign Corporations as defined in Section 957 of the Internal Revenue Code, and (c) any Subsidiary (including any Subsidiary that would otherwise be a Domestic Subsidiary) of such Person that owns any Capital Stock of a Foreign Subsidiary if its providing a Guarantee of the Notes could reasonably be expected, in the good faith judgment of the Parent Guarantor, to cause any earnings of such Foreign Subsidiary, as determined for U.S. federal income tax purposes, to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for U.S. federal income tax purposes.

“Four Quarter Period” means, with any respect to any Person, any period of four consecutive fiscal quarters of such Person.

“GAAP” means generally accepted accounting principles in the United States as in effect on March 31, 2019, but excluding ASC 326-Financial Instruments-Credit Losses.

“Global Note” means a Note in registered global form without coupons, registered in the name of a Depositary or its nominee.

“Guarantee” means, individually, any guarantee of the Notes by a Guarantor pursuant to the terms of this Indenture and, collectively, all such guarantees of the Notes by Guarantors pursuant to the terms of this Indenture, in each case as any such guarantees may be amended or supplemented from time to time.

“Guaranteed Subsidiary Debt Obligations” means Debt Obligations issued by any Domestic Subsidiary of the Parent Guarantor (other than any Domestic Subsidiary that is an Excluded Subsidiary or a Securitization Entity) the payment of which is guaranteed by the Parent Guarantor; provided that any such Debt Obligation will cease to be a Guaranteed Subsidiary Debt Obligation upon the release, termination, suspension or discharge of the Parent Guarantor’s guarantee thereof.

“Guarantor” means the Parent Guarantor, the Issue Date Subsidiary Guarantors, and each other Domestic Subsidiary of the Parent Guarantor, if any, that guarantees the payment of the Notes pursuant to the terms of this Indenture; provided that no Excluded Subsidiary or Securitization Entity shall be deemed to be, or shall be required to become, a Guarantor; and provided, further, that, upon release or discharge of any such Domestic Subsidiary from its Guarantee of the Notes, or upon the termination of any such Guarantee, in accordance with this Indenture, such Domestic Subsidiary shall cease to be a Guarantor.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“incur” has the meaning set forth in Section 4.07(a). The terms “ incurred” and “ incurring” shall have correlative meanings.

“Indebtedness” means with respect to any Person, without duplication:

(1)    the principal amount of indebtedness of such Person for borrowed money;

(2)    the principal amount of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)    all Capitalized Lease Obligations of such Person;

(4)    all payment obligations of such Person issued or assumed as the deferred purchase price of property and all payment obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person which payment is due more than one year from the date of placing such property in service or taking final delivery and title thereto (but, in each case, excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business and any earn-out or similar obligations and also excluding all obligations other than those relating to payment of the purchase price of the applicable property or assets);

(5)    the principal component of all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except in each case to the extent such obligations relate to trade payables or other accrued liabilities arising in the ordinary course of business);

(6)    Indebtedness of other Persons of the types referred to in clauses (1) through (5) above and clauses (8) and (10) below to the extent (and only to the extent) guaranteed by such referent Person;

(7)    Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of such referent Person, the amount of such Indebtedness of such referent Person being deemed to be the lesser of the fair market value of such property or asset and the amount of the Indebtedness of such other Person so secured;

(8)    all net payment obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements of such Person, other than obligations incurred or agreements entered into for hedging purposes;

(9)    all outstanding Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and, if such Disqualified Capital Stock is subject to repurchase at the option of holder, its maximum fixed repurchase price (or, if such Disqualified Capital Stock does not have a liquidation preference or a maximum fixed repurchase price, its estimated repurchase price as determined by the Parent Guarantor in good faith), but excluding in each case accrued dividends and premium, if any (for purposes of this clause (9), “fixed repurchase price” shall mean a price specified as a fixed amount in U.S. dollars or other applicable currency); and

(10)    all repurchase obligations (excluding accrued interest or any portion of such obligations representing accrued interest) of such Person under Repurchase Agreements to which it is party.

For purposes of determining the amount of Indebtedness under any covenants, definitions or other provisions of this Indenture, (a) guarantees of, and obligations in respect of letters of credit, bankers’ acceptances and other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included and the incurrence or creation of any such guarantees, obligations or Liens shall not be deemed to be the incurrence of Indebtedness; (b) the amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made which shall not exceed the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith in accordance with GAAP; (c) unless otherwise expressly provided in this Indenture, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP; and (d) lease obligations established in accordance with ASC 842 “Leases” shall not be deemed indebtedness. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, Indebtedness of non-consolidated subsidiaries (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries. For purposes of determining compliance with any U.S. dollar-denominated restriction (including, without limitation, those set forth in any definition) on the amount or incurrence of any Indebtedness, the U.S. dollar-equivalent amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount (or, if incurred with original issue discount, the issue price) of such Refinancing Indebtedness does not exceed the principal amount (or if incurred with original issue discount, the accreted value) of such Indebtedness being Refinanced plus any additional Indebtedness incurred to pay interest or dividends thereon plus the amount of any premium (including tender premiums), defeasance costs and any fees and expenses incurred in connection with the incurrence of such Refinancing Indebtedness; and provided, further, notwithstanding anything to the contrary set forth in Section 4.07, Section 4.08, the definition of “Permitted Indebtedness” or elsewhere in this Indenture, the maximum amount of Indebtedness that the Parent Guarantor and its Subsidiaries may incur pursuant to Section 4.07 and such definition shall not be deemed to be exceeded, nor shall the Parent Guarantor be deemed to have breached its obligations under Section 4.08, solely as a result of fluctuations in currency exchange rates. Subject to the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness and Indebtedness being Refinanced are denominated that is in effect on the date of such Refinancing. Unsecured Indebtedness shall not be treated as subordinated or junior to secured Indebtedness merely because such Indebtedness is unsecured. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, the term “Indebtedness” shall not include any commitment to make loans, advances or other Investments, or to purchase Investments, Persons or other securities or assets or any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means any accounting firm, investment advisory firm, valuation firm, consulting firm, appraisal firm, investment bank, bank, trust company or similar entity of recognized standing selected by the Issuers from time to time.

“Initial Purchasers” means J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., Credit Suisse Securities (USA) LLC., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC., RBC Capital Markets, LLC., SMBC Nikko Securities America, Inc., Wells Fargo Securities, LLC and Goldman Sachs & Co. LLC.

“Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any applicable Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of any action by such Person in furtherance of any of the foregoing.

“Insolvency Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Intercompany Indebtedness” means Indebtedness of the Parent Guarantor or any of its Subsidiaries owing to the Parent Guarantor or any of its Subsidiaries.

“interest” means, with respect to any Note, interest payable on such Note.

“Interest Payment Date” means June 15 and December 15 of each year.

“Interest Rate Agreement” means any interest rate swap, cap, floor, collar, hedge or similar agreements and any other agreement or arrangement designed to manage interest rates or interest rate risk.

“Investment” means any direct or indirect loan, loan origination or other extension of credit (including, without limitation, a guarantee), any capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness, any servicing rights, any real property or interests in real property (including, without limitation, improvements, fixtures and accessions thereto and ground leases), and any other investment assets (whether tangible or intangible). “Investment” shall exclude extensions of trade credit in the ordinary course of business, but, unless otherwise expressly stated or the context otherwise requires, shall include acquisitions of any of the foregoing or of any Person, whether by merger, consolidation, acquisition of Capital Stock or assets or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or equivalent) by Moody’s or BBB- (or the equivalent) by S&P.

“Investment Grade Status” shall occur when the Notes receive two of the following:

(1)    a rating of “BBB-” or higher from Fitch;

(2)    a rating of “Baa3” or higher from Moody’s; and

(3)    a rating of “BBB-” or higher from S&P; or

(4)    the equivalent of such ratings described in (1)-(3) above by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by the Issuers.

“Issue Date” means June 28, 2021.

“Issue Date Subsidiary Guarantors” means Hannon Armstrong Sustainable Infrastructure, L.P. and Hannon Armstrong Capital, LLC.

“Issuers” means the Persons named as the “Issuers” in the preamble of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” or “Issuers” shall mean such Person or Persons as applicable.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the credit rating business thereof.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or incurrence of Indebtedness, means the cash proceeds of such issuance, sale or incurrence, as the case may be, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts and commissions and brokerage, consultant and other fees and expenses incurred in connection with such issuance, sale or incurrence, as the case may be, and net of taxes paid or payable as a result thereof.

“Non-Guarantor Subsidiary” means any Subsidiary (other than the Issuers) of the Parent Guarantor that is not a Guarantor of the Notes.

“Non-Recourse Indebtedness” means any Indebtedness of the Parent Guarantor or any of its Subsidiaries:

(1)    that is advanced to finance the acquisition of Securitization Assets or other assets and secured only by the assets to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity or Subsidiary of the Parent Guarantor owning such assets) without recourse to the Parent Guarantor or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Parent Guarantor) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Parent Guarantor or any Subsidiary of the Parent Guarantor and is also a liability (for GAAP purposes) of the Parent Guarantor or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Parent Guarantor) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(2)    that is advanced to any Subsidiaries or group of Subsidiaries of the Parent Guarantor formed for the sole purpose of acquiring or holding Securitization Assets or other assets (directly or indirectly) against which a loan is obtained that is made without recourse to, and with no cross-collateralization against, any other assets of the Parent Guarantor or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Parent Guarantor) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Parent Guarantor or any Subsidiary of the Parent Guarantor and is also a liability (for GAAP purposes) of the Parent Guarantor or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Parent Guarantor) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(3)    that is advanced to finance the acquisition of real property and secured by only the real property (and any accessions, improvements and fixtures thereto) to which such Indebtedness relates (or by a pledge of equity in the Securitization Entity or Subsidiary of the Parent Guarantor owning such assets) without recourse to the Parent Guarantor or any of its Subsidiaries (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Parent Guarantor) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness) (other than recourse pursuant to Standard Recourse Undertakings, unless, until and for so long as (but solely for purposes of clause (4) of the first paragraph of Section 6.01) a claim for payment has been made under any such Standard Recourse Undertakings (which has not been satisfied or waived) at which time the obligations with respect to any such Standard Recourse Undertakings shall (solely for purposes of such clause (4) of the first paragraph of Section 6.01) not be considered Non-Recourse Indebtedness to the extent, and only to the extent, that such claim is a claim for the payment of Indebtedness for borrowed money of the Parent Guarantor or any Subsidiary of the Parent Guarantor and is also a liability (for GAAP purposes) of the Parent Guarantor or such Subsidiary, as applicable (excluding any such Subsidiary that is a Securitization Entity or that owns no significant assets (as determined in good faith by the Parent Guarantor) other than its interest in a Securitization Entity and, in each case, is a borrower, guarantor, pledgor or other obligor of such Indebtedness));

(4)    recourse for payment is limited to investment assets of a Subsidiary (or group of Subsidiaries) of the Parent Guarantor holding exclusively such investment assets and encumbered by a Lien on such investment assets securing such Indebtedness (which may include a pledge of the Capital Stock of such Subsidiary or group of Subsidiaries) and/or the general credit of such Subsidiary (or group of Subsidiaries) but for which recourse shall not extend to the general credit of the Parent Guarantor or any other of its Subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to the Parent Guarantor or its Subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, tax indemnifications, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets, unless, until and for so long as (but solely for the purpose of clause (4) of the first paragraph Section 6.01) a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Parent Guarantor for GAAP purposes; or

(5)    customary completion or budget guarantees provided to lenders in connection with any of the foregoing clauses (1) through (4) in the ordinary course of business.

For the purposes of clarity, it is understood and agreed that, solely for purposes of clause (4) of the first paragraph of Section 6.01, if the payment of any Indebtedness for borrowed money of the Parent Guarantor or any of its Subsidiaries that would otherwise constitute Non-Recourse Indebtedness is guaranteed in part but not in whole by the Parent Guarantor or a Subsidiary of the Parent Guarantor in such manner that the portion of such Indebtedness so guaranteed no longer constitutes Non-Recourse Indebtedness, then (solely for the purposes of such clause (4) of the first paragraph of Section 6.01) the portion of the Indebtedness so guaranteed shall be deemed to constitute recourse Indebtedness and the remainder of such Indebtedness shall be deemed to constitute Non-Recourse Indebtedness.

“Notes” means the Issuers’ 3.375% Senior Notes due 2026 (including, for the avoidance of doubt, any Additional Notes) issued under this Indenture, all of which shall be treated as a single class of securities for all purposes (including voting) under this Indenture, as the same may be amended or supplemented from time to time.

“Obligated/Guaranteed Principal Amount” means, with respect to any Domestic Subsidiary of the Parent Guarantor (other than any Domestic Subsidiary that is an Excluded Subsidiary or Securitization Entity) and as of any date, the aggregate principal amount (without duplication) as of such date of (a) all outstanding Debt Obligations of the Parent Guarantor for whose payment the Parent Guarantor and such referent Domestic Subsidiary are jointly and severally liable as co-issuers or co-obligors, (b) all outstanding Debt Obligations of the Parent Guarantor the payment of which is guaranteed by such referent Domestic Subsidiary, (c) all outstanding Debt Obligations of such referent Domestic Subsidiary and (d) all outstanding Guaranteed Subsidiary Debt Obligations of other Domestic Subsidiaries of the Parent Guarantor (other than Domestic Subsidiaries that are Excluded Subsidiaries or Securitization Entities) the payment of which is guaranteed by such referent Domestic Subsidiary.

“Offering Memorandum” means the Issuers’ offering memorandum dated June 14, 2021 relating to the Notes, as the same may have been or may be amended or supplemented from time to time.

“Officer” means, with respect to any Person, (1) the Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer, the Controller, any Vice President (whether or not the title “Vice President” is preceded or followed by any other title such as “Senior,” “Executive” or otherwise), any Managing Director, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, and any other authorized signatory (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member, as the case may be, of such Person, and (2) any other individual designated as an “Officer” by the Board of Directors of such Person (or, if applicable, by the Board of Directors of any general partner or managing member referred to in clause (1)(b)).

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person.

“Opinion of Counsel” means a written opinion from legal counsel, which may be an employee of or counsel to the Issuers and who shall be reasonably satisfactory to the Trustee. Anything in this Indenture to the contrary notwithstanding, any such opinion of legal counsel may rely, as to factual matters, on a certificate of an Officer (or similar official) of any Issuer, any Guarantor or any other Person and on certificates and statements of governmental bodies and officials and may include customary qualifications, limitations and exceptions.

“Organizational Documents” means, with respect to any entity, its charter and bylaws, its limited or general partnership agreement and certificate of limited or general partnership, its limited liability company agreement, operating agreement or other similar agreement and its limited liability company certificate, its trust agreement, or any similar organizational documents of such entity, in each case as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Parent Guarantor” shall mean Hannon Armstrong Sustainable Infrastructure Capital, Inc.

“Permitted Funding Indebtedness” means (i) any Indebtedness (including Non-Recourse Indebtedness) incurred in connection with investment activities of a Similar Business to finance real estate, real estate related assets or other investment assets and (ii) any Refinancing of the Indebtedness under clause (i), provided, however that the excess (determined as of the most recent date for which internal financial statements are available), if any, of (x) the amount of any Indebtedness incurred in accordance with this definition for which the holder thereof has contractual recourse to the Parent Guarantor or its Subsidiaries to satisfy claims with respect thereto over (y) the aggregate (without duplication of amounts) Realizable Value of the assets that secure such Indebtedness shall not be Permitted Funding Indebtedness (but shall not be deemed to be a new incurrence of Indebtedness subject to the provisions of Section 4.07 except with respect to, and solely to the extent of, any such excess that exists upon the initial incurrence of such Indebtedness incurred under this definition which excess shall be entitled to be incurred pursuant to any other provision under Section 4.07). The amount of any Permitted Funding Indebtedness shall be determined in accordance with the definition of “Indebtedness.”

“Permitted Indebtedness” means, without duplication, each of the following:

(1)    (a) Notes in an aggregate principal amount not to exceed the aggregate principal amount thereof issued on the Issue Date and (b) the Existing Convertible Senior Notes in each case referred to in this clause (b) in an aggregate principal amount not to exceed the aggregate principal amount thereof outstanding on the Issue Date;

(2)    (a) Deferred Funding Obligations and (b) Repurchase Agreements in respect of US Government Obligations;

(3)    (a) Indebtedness of the Parent Guarantor or any of its Subsidiaries incurred after the Issue Date under any Credit Facilities (in each of the foregoing cases including the issuance and creation of letters of credit, bankers’ acceptances and similar instruments thereunder) if, immediately after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Parent Guarantor and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (3) shall not exceed the greater of (x) $100.0 million and (y) 4% of Total Assets at such time;

(4)    Indebtedness of the Parent Guarantor or any of its Subsidiaries incurred or outstanding on the Issue Date, other than Indebtedness described in clauses (1) or (3) above that is incurred or outstanding on the Issue Date;

(5)    Indebtedness of the Parent Guarantor or any of its Subsidiaries under Commodity Agreements, Currency Agreements and Interest Rate Agreements incurred or entered into for hedging purposes and not for speculative purposes;

(6)    Intercompany Indebtedness; provided, however, that:

(a)    if the Parent Guarantor is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Notes;

(b)    if a Guarantor is the obligor on Indebtedness owing to and held by a Non-Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to such Guarantor’s Guarantee of the Notes; and

(c)    (i) any subsequent issuance or transfer of Capital Stock or other event which results in any such Indebtedness being held by a Person other than the Parent Guarantor or a Subsidiary of the Parent Guarantor and (ii) any sale or other transfer of any such Indebtedness to a Person other than the Parent Guarantor or a Subsidiary of the Parent Guarantor, shall in each case referred to in clause (i) and (ii) immediately above be deemed to constitute an incurrence of such Indebtedness by the Parent Guarantor or such Subsidiary not permitted by this clause (6).

(7)    Indebtedness of the Parent Guarantor or any of its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within ten Business Days of incurrence;

(8)    (x) Indebtedness of the Parent Guarantor or any of its Subsidiaries in respect of banker’s acceptances, workers’ compensation claims, surety, performance, bid, customs, stay, appeal, tax or similar bonds, security deposits, performance or completion guarantees and payment obligations in connection with self-insurance or similar obligations provided or obtained by the Parent Guarantor or any Subsidiary of the Parent Guarantor in the ordinary course of business and (y) Indebtedness of the Parent Guarantor or any of its Subsidiaries owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations, taxes or contributions for social security, wages or unemployment, health, disability or other employee benefits, or property, casualty or liability insurance provided to the Parent Guarantor or any of its Subsidiaries pursuant to reimbursement or indemnification obligations of such Person, in each case incurred in the ordinary course of business;

(9)    Refinancing Indebtedness of the Parent Guarantor or any of its Subsidiaries;

(10)    Indebtedness of the Parent Guarantor and its Subsidiaries if, immediately after giving effect to the incurrence of any such Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of Indebtedness of the Parent Guarantor and its consolidated Subsidiaries, determined on a consolidated basis under GAAP, outstanding under this clause (10) shall not exceed the greater of (x) $75 million and (y) 3% of Total Assets at such time;

(11)    Indebtedness of any Person (a) outstanding on the date of any acquisition of Investments or other securities or assets from such Person, including through the acquisition of a Person that becomes a Subsidiary of the Parent Guarantor or is acquired by, or merged or consolidated with or into, the Parent Guarantor or any Subsidiary of the Parent Guarantor, or that is assumed by the Parent Guarantor or any of its Subsidiaries in connection with any such acquisition (other than Indebtedness incurred by such Person in connection with, or in contemplation of, such acquisition, merger or consolidation) or (b) incurred by the Parent Guarantor or any of its Subsidiaries to provide all or any portion of the funds utilized to acquire, or to consummate the transaction or series of related transactions in connection with or in contemplation of any acquisition of, any Investments or other securities or assets, including through the acquisition of a Person that becomes a Subsidiary of the Parent Guarantor or is acquired by, or merged or consolidated with or into, the Parent Guarantor or any Subsidiary of the Parent Guarantor, provided, however, that immediately after giving effect to the incurrence of such Indebtedness pursuant to this clause (11) and, if applicable, the repayment, repurchase, defeasance, redemption, Refinancing or other discharge of any other Indebtedness in connection with such acquisition, merger or consolidation and the other pro forma adjustments, if applicable, set forth in the definition of “Consolidated Fixed Charge Coverage Ratio” on a pro forma basis, either (i) the Parent Guarantor would have been able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(b) or (ii) the Consolidated Fixed Charge Coverage Ratio of the Parent Guarantor would have been greater than or equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction;

(12)    Indebtedness of the Parent Guarantor or any of its Subsidiaries arising from agreements of the Parent Guarantor or a Subsidiary of the Parent Guarantor providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case incurred or assumed in connection with an investment in or the acquisition or disposition of any business, Investments or other securities or assets of the Parent Guarantor or any business, Investments, other securities or assets or Capital Stock of a Subsidiary of the Parent Guarantor, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, Investments, assets or Capital Stock for the purpose of financing such acquisition;

(13)    Indebtedness incurred by the Parent Guarantor or any Subsidiary of the Parent Guarantor in connection with (i) insurance premium financing arrangements, (ii) deferred compensation payable to directors, officers, members of management, employees or consultants of the Parent Guarantor or any Subsidiary of the Parent Guarantor, (iii) contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to real property of the Parent Guarantor or any Subsidiary of the Parent Guarantor, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law and (v) obligations, contingent or otherwise, for the payment of money under any non-compete, consulting or similar arrangements entered into with the seller of a business or any other similar arrangements providing for the deferred payment of the purchase price for an Investment or other securities or assets or any other acquisition;

(14)    Indebtedness of the Parent Guarantor or any of its Subsidiaries owed to banks and other financial institutions incurred in the ordinary course of business of the Parent Guarantor and its Subsidiaries in connection with Cash Management Obligations and other ordinary banking arrangements to provide treasury services or to manage cash balances of the Parent Guarantor and its Subsidiaries;

(15)    Indebtedness consisting of promissory notes issued by the Parent Guarantor or any Subsidiary of the Parent Guarantor to future, present or former directors, officers, employees or consultants of the Parent Guarantor or any of its Subsidiaries or their respective assigns, estates, heirs, family members, spouses, former spouses, domestic partners or former domestic partners to finance the purchase, redemption or other acquisition, cancellation or retirement of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock or other equity-based awards, of the Parent Guarantor or any Subsidiary of the Parent Guarantor;

(16)    Indebtedness of the Parent Guarantor or any of its Subsidiaries to the extent the Net Cash Proceeds from such Indebtedness are, within 60 days after such Indebtedness is incurred:

(i)    used to purchase any or all of the Notes tendered in a Change of Control Offer made as a result of a Change of Control Triggering Event;

(ii)    used to redeem any or all of the Notes pursuant to this Indenture; or

(iii)    deposited to effect Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Notes pursuant to this Indenture;

(17)    Permitted Funding Indebtedness; and

(18)    guarantees of Indebtedness of the Parent Guarantor or any Subsidiary of the Parent Guarantor (including, without limitation, Guarantees of the Notes) by the Parent Guarantor or any Subsidiary of the Parent Guarantor; provided that such Indebtedness was incurred or outstanding on the Issue Date or was permitted (or not prohibited) to be incurred by Section 4.07(b) or any other provision of this definition of “Permitted Indebtedness.”

For purposes of determining compliance with Section 4.07 and 5.01, and for purposes of the foregoing provisions of the definition of “Permitted Indebtedness” and the definition of “Refinancing Indebtedness,” in the event that an item of Indebtedness (including Indebtedness incurred or outstanding on the Issue Date) or portion thereof meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to Section 4.07(b), the Parent Guarantor shall, in its sole discretion, classify (and may later reclassify) such item of Indebtedness (or any portion thereof) in any manner that complies with Section 4.07 (including, without limitation, paragraph (b) thereof) or with the foregoing provisions of the definition of “Permitted Indebtedness” (it being understood, for purposes of clarity, that the Parent Guarantor will be entitled to divide and classify, and subsequently re-divide and reclassify, an item of Indebtedness into one or more of the categories of Indebtedness referred to in this sentence). In determining compliance with the amount of Indebtedness permitted or which may be incurred under, or classified or reclassified to, clauses (3) and (10) above, the aggregate principal amount of Indebtedness outstanding under any such clause and the amount of Total Assets of the Parent Guarantor and its consolidated Subsidiaries shall be determined after giving effect to the incurrence of the applicable Indebtedness under, or the classification or reclassification of the applicable Indebtedness to, such clause, as the case may be, and, if applicable, the receipt and application of the proceeds therefrom (including, without limitation, to repay other Indebtedness and to acquire Investments, Persons, or other securities or assets), and the maximum amount of Indebtedness that the Parent Guarantor and its Subsidiaries may incur pursuant to such clauses (3) or (10) shall not be deemed to be exceeded solely as a result of a subsequent decline in the amount of Total Assets of the Parent Guarantor. Accrual of interest, accretion or amortization of original issue discount, payment of interest on any Indebtedness in the form of additional Indebtedness with substantially the same terms, and the accrual, accumulation or payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class or series of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.07 or Section 5.01 or the foregoing provisions of the definition of “Permitted Indebtedness.”

“Person” means an individual, limited or general partnership, limited liability company, corporation, unincorporated organization, trust, association, joint-stock company or joint venture, or a government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation, dissolution or winding-up.

“Qualified Equity Offering” means any private or public issuance or sale by the Parent Guarantor of its Capital Stock (other than Disqualified Capital Stock) for cash. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include:

(1)    any issuance and sale registered on Form S-4 or Form S-8; or

(2)    any issuance and sale to any of the Parent Guarantor’s Subsidiaries or to any employee stock ownership plan or trust established by the Parent Guarantor or any of its Subsidiaries for the benefit of their respective employees.

“Rating Agencies” means (1) each of Fitch and S&P; (2) at the election of the Issuers, Moody’s and (3) if any of Fitch or S&P (or, if applicable, Moody’s) ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuers’ control, a “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act, selected by the Issuers as a replacement agency for any of Fitch, Moody’s or S&P, or either of them, as the case may be.

“Rating Decline Period” means the 60-day period (which 60-day period shall be extended as long as the credit rating on the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earliest of (a) the occurrence of a Change of Control, (b) the first public notice of the occurrence of such Change of Control and (c) the first public notice of the Parent Guarantor’s intention to effect such Change of Control.

“Rating Event” means, with respect to any Change of Control, (a) the credit rating on the Notes is lowered by one or more gradations (including gradations within ratings categories as well as between categories but excluding, for the avoidance of doubt, changes in ratings outlook) by two or more of the Rating Agencies during the Rating Decline Period relating to such Change of Control and each such Rating Agency shall have put forth a public statement to the effect that such downgrade is attributable in whole or in part to such Change of Control and (b) immediately after giving effect to the reduction in the credit rating on the Notes by two or more of the Rating Agencies as described in clause (a), the Notes do not have an Investment Grade Rating.

“Realizable Value” of an asset means the lesser of (x) if applicable, the face value of such asset and (y) the market value of such asset as determined by the Parent Guarantor in accordance with the agreement governing the applicable Permitted Funding Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined in good faith by management of the Parent Guarantor); provided, however, that the realizable value of any asset described above which an unaffiliated third party has a binding contractual commitment to purchase from the Parent Guarantor or any of its Subsidiaries shall be the minimum price payable to the Parent Guarantor or such Subsidiary for such asset pursuant to such contractual commitment.

“Record Date” means June 1 and December 1 of each year.

“Redemption Date” means a date fixed for redemption of Notes as provided pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, replace or refund (including pursuant to any defeasance, covenant defeasance or satisfaction, discharge or similar mechanism), or to issue a security or incur new Indebtedness in exchange or replacement for such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Parent Guarantor or any Subsidiary of the Parent Guarantor that Refinances any other Indebtedness of the Parent Guarantor or any Subsidiary of the Parent Guarantor incurred or outstanding in accordance with, or not in violation of, Section 4.07 (other than Indebtedness outstanding under clauses (2), (3), (5) through (8), (10), (12) through (15), and (18) of the definition of “Permitted Indebtedness”), including without limitation Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)    such Refinancing Indebtedness has an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or, if incurred with original issue discount, the aggregate accreted value) of the Indebtedness being Refinanced plus, without duplication, any additional Indebtedness incurred to pay interest or dividends thereon and the amount of any premium (including tender premium), defeasance costs and any fees and expenses incurred in connection with such Refinancing;

(2)    such Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced at such time; and

(3)    (a) if the final stated maturity of the Indebtedness being Refinanced is earlier than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity no earlier than the final stated maturity of the Indebtedness being Refinanced or (b) if the final stated maturity of the Indebtedness being Refinanced is on or later than the final stated maturity of the Notes, the Refinancing Indebtedness has a final stated maturity at least 91 days later than the final stated maturity of the Notes;

provided that if such Indebtedness being Refinanced is subordinate to the Notes in right of payment pursuant to the terms of any instrument or agreement evidencing such Indebtedness being Refinanced or under which such Indebtedness shall have been incurred, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent as provided in the documentation governing the Indebtedness being Refinanced. For purposes of clarity, it is understood and agreed that (x) whether any particular item of Indebtedness is outstanding under any of the foregoing clauses of the definition of Permitted Indebtedness shall be determined after giving effect to any classification or reclassification of Indebtedness by the Parent Guarantor pursuant to the paragraph immediately following the definition of Permitted Indebtedness, (y) if the terms of any Indebtedness being Refinanced provide that the final stated maturity thereof may be extended, whether at the option of the borrower or otherwise, the final stated maturity of such Indebtedness shall be determined, for purposes of this definition, without giving effect to any such extension unless such extension is in effect at the time of such Refinancing and (z) the conditions set forth in clauses (2) and (3) of this definition shall not be applicable with respect to any Disqualified Capital Stock that does not have a final stated maturity. For purposes of this definition, if all of the outstanding shares of any class or series of Disqualified Capital Stock by their terms mature or are mandatorily redeemable (in whole and not in part) on a fixed and determinable date, and if such maturity or mandatory redemption date is not subject to or contingent upon the occurrence of any event or condition, then such maturity date or mandatory redemption date, as the case may be, shall be deemed to be the final stated maturity of such Disqualified Capital Stock for purposes of this definition and the definition of “Weighted Average Life to Maturity.”

“Repurchase Agreement” means an agreement between the Parent Guarantor and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which the Parent Guarantor and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.

“Repurchase Agreement Assets” means any Applicable Assets that are or may be sold by the Parent Guarantor or any of its Subsidiaries pursuant to a Repurchase Agreement.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

“S&P” means S&P Global Ratings, a division of Standard & Poor’s Financial Services LLC or any successor to the credit ratings business thereof.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“Secured Indebtedness” means any Indebtedness of the Parent Guarantor or any of its Subsidiaries secured by a Lien upon the property of the Parent Guarantor or any of its Subsidiaries. For purposes of clarity, it is understood and agreed that Indebtedness of the Parent Guarantor or any of its Subsidiaries under a Repurchase Agreement constitutes Secured Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized or having Non-Recourse Debt issued against (collectively, “Securitization Assets”) by which the Parent Guarantor or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets or incurs Non-Recourse Indebtedness secured by specified Securitization Assets, including any such transaction involving the sale of specified Securitization Assets to a Securitization Entity.

“Securitization Asset” has the meaning set forth in the definition of “Securitization.”

“Securitization Entity” means (i) any Person established for the purpose of issuing asset-backed or mortgage-backed or mortgage pass-through securities of any kind (including collateralized mortgage obligations and net interest margin securities) or other similar securities; (ii) any special-purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or for the purpose of holding Capital Stock of, or securities issued by, any related Securitization Entity, regardless of whether such special-purpose Subsidiary is an issuer of securities; provided that such special-purpose Subsidiary described in this clause (ii) is not an obligor with respect to any Indebtedness of the Parent Guarantor or any Guarantor; (iii) any Person established for the purpose of holding Securitization Assets and issuing Non-Recourse Indebtedness secured by such Securitization Assets; (iv) any special-purpose Subsidiary formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements (including without limitation, any Subsidiary that is established for the purpose of owning another Securitization Entity and pledging the equity of that other Securitization Entity as security for the Indebtedness of such other Securitization Entity) and regardless of whether such Subsidiary is an issuer of securities, provided that such special-purpose Subsidiary is not an obligor with respect to any Indebtedness of the Parent Guarantor or any Guarantor other than under Credit Enhancement Agreements; and (v) any other Subsidiary which is established for the purpose of (x) acting as sponsor for and organizing and initiating Securitizations or (y) facilitating or entering into a Securitization, in each case that engages in activities reasonably related or incidental thereto and that is not an obligor or guarantor with respect to any Indebtedness of the Parent Guarantor. Whether or not a Person is a Securitization Entity shall be determined in good faith by the Parent Guarantor.

“Senior Officer” means, with respect to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Investment Officer, the Chief Financial Officer, the Chief Accounting Officer or any Executive Vice President (a) of such Person or (b) if such Person is a limited or general partnership or limited liability company that does not have officers, of any direct or indirect general partner or managing member of such Person.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such Rule is in effect on the Issue Date, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any Subsidiary that is not consolidated with the Parent Guarantor pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such Subsidiary is a “significant subsidiary” within the meaning of such Rule to be made in accordance with GAAP.

“Similar Business” means (a) any businesses, services or activities engaged in by the Parent Guarantor or any of its Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Parent Guarantor or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.

“Standard Recourse Undertakings” means, with respect to any Securitization or Indebtedness, (a) such representations, warranties, covenants and indemnities which are customarily (as determined by the Parent Guarantor) made by sellers of financial assets or other Securitization Assets, including without limitation, Standard Repurchase Obligations, and (b) such customary (as determined by the Parent Guarantor) carve-out matters for which the Parent Guarantor or any of its Subsidiaries acts as an indemnitor or guarantor in connection with any such Securitization or Indebtedness, such as fraud, misappropriation and misapplication of funds, misrepresentation, criminal acts, repurchase obligations for breach of representations or warranties, environmental indemnities, tax indemnities, Insolvency Events, non-approved transfers and similar undertakings which the Parent Guarantor determines in good faith to constitute standard undertakings customarily provided by sellers of financial assets and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Parent Guarantor for GAAP purposes.

“Standard Repurchase Obligation” means any obligation of a seller of Securitization Assets or other assets in a Securitization or other Non-Recourse Financing to repurchase Securitization Assets or such other assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Subsidiary” means, with respect to any Person and at any time, any other Person if (a) more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person or (b) the management and policies of such other Person are otherwise controlled (as determined in good faith by such referent Person), directly or indirectly, by such referent Person and/or one or more other Subsidiary of such referent Person. As used in the immediately preceding sentence, the term “controlled” shall have the meaning set forth in the definition of “Affiliate.” For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, non-consolidated entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“TIA” or “Trust Indenture Act” mean the Trust Indenture Act of 1939, as amended, as in effect on the Issue Date, provided, however, that in the event the Trust Indenture Act of 1939 is amended after the Issue Date, “TIA” and “Trust Indenture Act” mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Total Assets” means the total assets of the Parent Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” as of any date means the sum of:

(1)    those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and

(2)    all other assets (but excluding goodwill) of the Parent Guarantor and its Subsidiaries not securing any portion of Secured Indebtedness,

determined on a consolidated basis for the Parent Guarantor and its Subsidiaries in accordance with GAAP.

“Transactions” means the offering, and the issuance and sale on the Issue Date, of the Notes, the application of the proceeds from the issuance and sale of the Notes for the purposes described in the Offering Memorandum under the caption “Use of Proceeds,” including, without limitation, to redeem the 2024 Notes and fund associated costs and to invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with the Parent Guarantor’s intention to qualify for taxation as a real estate investment trust.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Parent Guarantor or any of its Subsidiaries plus capital improvements) of real estate assets of the Parent Guarantor and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, anything in the foregoing sentence to the contrary notwithstanding, the cost of real estate assets shall include any portion of such cost that may be allocated to intangible assets under GAAP.

“United States” or “U.S.” means the United States of America.

“Unsecured Indebtedness” means Indebtedness of the Parent Guarantor or any of its Subsidiaries that is not Secured Indebtedness, determined on a consolidated basis in accordance with GAAP.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Voting Stock” means, with respect to any Person, all classes and series of Capital Stock of such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote in the election of the directors, managers or trustees (or other persons performing similar functions), as the case may be, of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Capital Stock as of any date of determination, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled principal payment of such Indebtedness or scheduled redemption payment or similar scheduled payment with respect to such Disqualified Capital Stock, including payment at final stated maturity, by (ii) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment by (2) the sum of all such payments. For purposes of clause (1) of the immediately preceding sentence, a payment shall be deemed to be “scheduled” only if such payment is mandatory and not subject to or contingent upon the occurrence of any event or condition and the term “final stated maturity,” as applied to any Disqualified Capital Stock, shall have the meaning set forth in the final sentence of the definition of “Refinancing Indebtedness.”

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding Voting Stock of such Subsidiary (other than directors’ qualifying shares and other than an immaterial amount of Voting Stock required to be owned by other Persons pursuant to applicable law or regulation) is owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

In this Indenture, references to a ”revolving credit facility” and similar references shall be deemed to include, without limitation, any Repurchase Agreement which provides for successive sales and repurchases of securities or other assets or is otherwise intended to provide financing on a revolving basis, and references to “revolving credit Indebtedness” and similar references shall be deemed to include, without limitation, Indebtedness under any such Repurchase Agreement, in each case unless otherwise expressly stated or the context otherwise requires. The Parent Guarantor shall determine in good faith whether or not a Repurchase Agreement constitutes a revolving credit facility.

In this Indenture (a) references to sections of, or rules or regulations under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections, rules or regulations, as the case may be, promulgated by the SEC from time to time and (b) references to accounting standards, codifications or pronouncements shall be deemed to include any substitute, replacement or successor accounting standards, codifications or pronouncements promulgated by the FASB or any other recognized accounting authority in the United States of America, except, in each case, as otherwise set forth in the definitions of Change of Control, Consolidated Fixed Charge Coverage Ratio, GAAP and Significant Subsidiary or any other provision of this Indenture which expressly provides that a law, rule or regulation, or any accounting standard, codification or pronouncement, shall be the law, rule, regulation, standard, codification or pronouncement, as applicable, as in effect on the Issue Date or other specified date and except as the context otherwise requires.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Acceleration”	6.01
“ACH”	1.01 (“Cash Management Obligations”)
“Applicable Assets”	1.01 (“Repurchase Agreement”)
“Applicable Tax Law”	11.17
“Certificated Note”	Appendix A
“Change of Control Offer”	4.06
“Change of Control Payment Date”	4.06
“Change of Control Purchase Price”	4.06
“Covenant Defeasance”	8.02
“Covenant Termination Date”	4.05
“delayed Redemption Date”	3.05
“Events of Default”	6.01
“Financial Reports”	4.09
“Global Note Legend”	Appendix A
“Initial Notes”	2.03
“Legal Defeasance”	8.02
“Note Custodian”	Appendix A
“Participant”	2.15
“Payment Default”	6.01

Term	Defined in Section
“Registrar”	2.04
“Repo Buyer”	1.01 (“Repurchase Agreement”)
“Repo Seller”	1.01 (“Repurchase Agreement”)
“Securitization Assets”	1.01 (“Securitization”)
“Surviving Entity”	5.01
“Terminated Covenants”	4.05

SECTION 1.03. Rules of Construction.

Unless otherwise expressly stated or the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)    “or” is not exclusive;

(4)    the words” including,” “includes” and similar words shall be deemed to be followed by “without limitation”;

(5)    “will” shall be interpreted to express a command;

(6)    words in the singular include the plural and words in the plural include the singular;

(7)    provisions apply to successive events and transactions;

(8)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Appendix, Exhibit, clause or other subdivision;

(9)    unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

(10)    “$” and “U.S. dollars” each refer to U.S. Legal Tender.

ARTICLE 2

THE NOTES

SECTION 2.01. Amount of Notes Unlimited.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited and the Issuers may issue an unlimited principal amount of Additional Notes under this Indenture having identical terms as the Notes initially issued under this Indenture on the Issue Date (other than issue date); provided that if any Additional Notes are not fungible with the Notes initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP and ISIN numbers from the Notes initially issued on the Issue Date. The Issuers may issue Additional Notes in compliance with the terms of this Indenture, including the provisions of Section 4.07. The Notes initially issued on the Issue Date, any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture.

SECTION 2.02. Form and Dating; Denominations.

The Notes (including Global Notes) and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes shall bear such legends as may be required by Appendix A hereto (which is incorporated in and expressly made a part of this Indenture) and may have such other notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers is subject, if any, or usage. The Issuers shall approve the forms of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise provided in an Officers’ Certificate, Notes shall be issued initially in the form of one or more Global Notes in registered form without coupons, which shall be deposited with the Note Custodian, duly executed by the Issuers and, upon receipt of a written order from the Issuers, authenticated by the Trustee as hereinafter provided, and shall bear the applicable legends required by Appendix A. The aggregate principal amount of a Global Note may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Note Custodian, and on the “Schedule of Increases or Decreases in Global Note” attached to such Global Note.

Notes may be issued in the form of Certificated Notes in registered form without coupons and that do not bear a Global Note Legend, duly executed by the Issuers and, upon receipt of a written order from the Issuers, authenticated by the Trustee as hereinafter provided, in exchange for interests in Global Notes only in the circumstances and manner set forth in Section 2.15 and in compliance with the provisions, if applicable, of Appendix A.

SECTION 2.03. Execution and Authentication.

An Officer shall sign the Notes for the Issuers by manual, facsimile or electronic image scan (e.g., pdf) signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $375,000,000 (the “Initial Notes”) upon receipt by the Trustee of a written order of the Issuers in the form of an Officers’ Certificate. In addition, upon receipt of a written order from the Issuers, the Trustee shall from time to time thereafter authenticate Additional Notes in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture, including without limitation, Section 4.07) for original issue upon receipt by the Trustee of a written order of the Issuers in the form of an Officers’ Certificate.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Notes executed by the Issuers to the Trustee for authentication, together with a written order of the Issuers in the form of an Officers’ Certificate for the authentication and delivery of such Notes, and the Trustee in accordance with such written order of the Issuers shall authenticate and deliver such Notes.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers.

SECTION 2.04. Registrar and Paying Agent.

The Issuers shall maintain an office or agency in the United States of America where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers may also from time to time designate (without notice to Holders) one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and where such notices and demands may be served and may from time to time rescind or change such designations; provided, however, that no such designation, rescission or change shall relieve the Issuers of its obligation to maintain an office or agency in the United States of America for such purposes. The Issuers may change or remove any Paying Agent, Registrar or co-Registrar without notice to any Holder so long as there is a Paying Agent and Registrar in United States of America. The Issuers will give prompt written notice to the Trustee of any such designation, rescission, removal or change referred to in the two immediately preceding sentences. The Issuers or any of its Domestic Subsidiaries may act as Registrar, co-Registrar or Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers, upon notice to the Trustee but without notice to Holders, may appoint one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee and may rescind the appointment of and change any such co-Registrars or additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such.

The Issuers hereby appoint the Trustee, acting through its Corporate Trust Office in the United States of America, as initial Paying Agent and Registrar for the Notes.

In acting hereunder and in connection with the Notes, the Paying Agent and the Registrar shall act solely as an agent of the Issuers, and will not thereby assume any obligations towards or relationship of agency or trust for or with any Holder.

SECTION 2.05. Paying Agent To Hold Money in Trust.

On or prior to 11:00 a.m. (New York City time) on each due date of principal of, or premium, if any, or interest on any Note, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest so becoming due; provided, however, to the extent any such funds are received by the Paying Agent after 11:00 a.m. (New York City time), on such Business Day, such funds will be deemed deposited within one (1) Business Date of receipt thereof. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Issuers in making any such payment. If the Issuers or a Domestic Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07. Transfer and Exchange.

Subject to Section 2.15 and, if applicable, the provisions of Appendix A, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements and any applicable requirements under Appendix A for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. The Issuers, the Registrar, any co-Registrar and the Trustee may require a Holder to furnish such endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes, in addition to any documents that otherwise are required or may be required as provided in this Indenture (including Exhibit A hereto). A Note may not be transferred or exchanged unless such Note shall have been surrendered at an office or agency maintained by the Issuers for such purpose. To permit registrations of transfers and exchanges, the Issuers shall execute and, upon receipt of a written order from the Issuers, the Trustee shall authenticate and deliver Notes at the Registrar’s or co-Registrar’s request. No service charge shall be imposed by the Issuers, the Trustee or any Registrar, Paying Agent or co-Registrar for any registration of transfer or exchange (other than pursuant to Section 2.08), but the Issuers, the Registrar or any co-Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

All Notes issued upon any registration of transfer or exchange of other Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

To the fullest extent permitted by applicable law, prior to the due presentment of any Note for registration of transfer or exchange, the Issuers, the Trustee and any Agent may deem and treat the Person in whose name such Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Issuers, the Trustee or any Agent shall be affected by notice to the contrary.

The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Note being redeemed in part, or (iii) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Depositary for such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.

The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Note or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Global Note (or other security or property) under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Notes). The rights of beneficial owners in any Global Notes shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or stolen, and if the Issuers and the Trustee receive evidence to their satisfaction of the ownership and loss, destruction or theft of such Note, the Issuers shall issue and, upon receipt of a written order from the Issuers, the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and subject to satisfaction of any additional requirements, if applicable, as may be set forth in Appendix A hereto. Such Holder must provide an indemnity bond or other indemnity and/or security, sufficient in the judgment of both the Issuers and the Trustee to protect the Issuers, the Trustee and any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers may charge such Holder for the reasonable expenses of the Issuers, the Trustee and any Agent in replacing a Note pursuant to this Section 2.08, including reasonable fees and expenses of counsel to the Issuers, the Trustee or any Agent, as well as any transfer tax or similar governmental charge payable in connection therewith.

Every replacement Note is an additional obligation of the Issuers.

To the fullest extent permitted by applicable law, the provisions of this Section 2.08 shall be exclusive and shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.09. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation, those reductions and increases in the interests in Global Notes effected by the Trustee, the Registrar or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Issuers or any of its Affiliates holds the Note (subject to the provisions of Section 2.10).

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code as in effect in the State of New York. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08. If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on any Redemption Date, maturity date, Change of Control Payment Date or any other date on which a payment of principal of a Note is due, the Trustee or Paying Agent (other than the Issuers or an Affiliate thereof) holds U.S. Legal Tender in an amount sufficient to pay all of the principal, premium, if any, and interest due on such Note payable on that date, then on and after that date such Note ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers or any of their Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.11. Temporary Notes.

Until definitive Notes are ready for delivery, the Issuers may prepare and, upon receipt of a written order from the Issuers, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers considers appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and, and upon receipt of a written order from the Issuers, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, Holders of temporary Notes shall be entitled to the same rights, benefits and privileges as Holders of definitive Notes. Anything herein to the contrary notwithstanding, the Notes may be in typewritten form.

SECTION 2.12. Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar, any co-Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, at the written direction of the Issuers, and no one else, shall cancel and dispose of all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its customary procedures and deliver a certificate of such disposal to the Issuers upon their written request therefor unless the Issuers direct the Trustee in writing to deliver canceled Notes to the Issuers. The Issuers may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. If the Issuers or any Affiliate shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.12.

SECTION 2.13. Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest, plus, to the extent lawful, any interest payable on the defaulted interest at the rate provided in the last paragraph of Section 4.01, in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and the related payment date and shall promptly mail or cause the Trustee (at the written request and expense of the Issuers) to mail (or, in the case of Global Notes, otherwise transmit in accordance with the Depositary’s applicable procedures) to each Holder, with a copy to the Trustee (if mailed or transmitted by the Issuers), a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.14. CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use CUSIP and/or ISIN numbers, and if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption, repurchase, Change of Control Offers or exchanges and on checks or advice of payment as a convenience to Holders; provided, however, that neither the Issuers nor the Trustee shall have any responsibility for any defect in the CUSIP or ISIN numbers that appear on any Note or any such notice, check or advice of payment, and any such notice or advice of payment may state that no representation is made as to the correctness or accuracy of such CUSIP or ISIN numbers and that reliance may be placed only on the other identification numbers printed on the Notes, and no such redemption, repurchase, Change of Control Offer, exchange, advice or payment shall be affected by any defect in or omission of any such numbers.

SECTION 2.15. Book-Entry Provisions for Global Notes.

(a)    Unless otherwise specified in an Officers’ Certificate or as provided in 2.15(b) below, the Global Notes shall (i) be registered in the name of the Depositary or a nominee of such Depositary, (ii) be delivered to the Note Custodian for such Depositary and (iii) bear such legends as may be required by Appendix A hereto.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or the Note Custodian, or under the Global Notes, and the Depositary may be treated by the Issuers, the Trustee and any Agent as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of Depositary’s customary procedures governing the exercise of the rights of a Holder or beneficial owner of any Note.

(b)    Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be exchanged for Certificated Notes only as follows and subject, if applicable, to the further requirements set forth in this Indenture, including Appendix A hereto. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (1) the Depositary notifies the Issuers that the Depositary is unwilling or unable to continue as depositary for the Global Notes or ceases to be a clearing agency registered under the Exchange Act (if such registration is required by applicable law) and the Issuers do not appoint a successor Depositary for the Notes within 90 days after the Issuers receive such notification or becomes aware that the Depositary has ceased to be so registered, as the case may be, (2) the Issuers, at their option and subject to the Depositary’s procedures, notify the Trustee in writing that the Issuers elect to cause the issuance of Certificated Notes or (3) there shall have occurred and be continuing an Event of Default. The Trustee and the Registrar shall have no obligation to effect an exchange of Global Notes for Certificated Notes pursuant to clause (3) of the immediately preceding sentence until receipt of a written request from the Issuers. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if applicable, will bear the applicable restrictive legends referred to in Appendix A hereto unless the Issuers determine otherwise or such legend shall have been removed as provided in Appendix A hereto, and in any event subject, if applicable, to the requirements set forth in Appendix A hereto.

ARTICLE 3

REDEMPTION

SECTION 3.01. Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 5 of the Notes, they shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and whether the redemption is being made pursuant to paragraph (a) or (b) of Section 5 of the Notes.

The Issuers shall give each notice to the Trustee provided for in this Section 3.01 at least five days before notice of redemption is required to be mailed (or otherwise transmitted) to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee in writing); provided that such notice may be revoked by the Issuers by written notice to the Trustee at any time prior to the time on the date specified by the Issuers for the Trustee to forward notice of such redemption to Holders as provided in Section 3.03 or, if the Issuers do not request the Trustee to forward notice of such redemption to Holders, at any time prior to the Issuers’ giving of the notice of such redemption to Holders pursuant to Section 3.03.

SECTION 3.02. Selection of Notes To Be Redeemed.

If less than all the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor. Notes shall be redeemed in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.03. Notice of Redemption.

Subject to the provisions of Section 3.05, notice of any redemption of the Notes will be mailed by the Issuers by first-class mail, postage prepaid, or, if the Notes are represented by one or more Global Notes and if the Depositary’s applicable procedures so provide, transmitted in accordance with the Depositary’s applicable procedures therefor, at least 10 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed at its registered address (or at such other address or in such other manner as may be provided by the Depositary’s applicable procedures). Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and include statements to substantially the following effect (with such changes therein or additions thereto as the Issuers in their sole discretion may deem appropriate):

(1)    the Redemption Date;

(2)    the redemption price (or, if not then ascertainable at the time, a general statement regarding how the redemption price will be calculated) and that accrued and unpaid interest, if any, on the Notes to be redeemed shall be paid to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date);

(3)    the name and address of the Paying Agent;

(4)    that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

(5)    if less than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed and stating that on and after the Redemption Date, upon surrender of that Note, the Holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed (or, in the case of Global Notes, appropriate adjustments of the principal amount of a Global Note will be made, as applicable);

(6)    that, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Issuers have deposited with a Paying Agent, on or before the applicable Redemption Date, funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent; and

(7)    any conditions to such redemption as determined by the Issuers in their sole discretion, and, if such redemption is subject to conditions, the Issuers may at their option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Issuers’ sole discretion, either (at the Issuers’ option) to a date specified by the Issuers in such notice or in a subsequent notice to Holders (subject, if the Issuers shall so elect, to the satisfaction of any or all such conditions or the Issuers’ written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Issuers in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Issuers in its sole discretion and taking into account any election by the Issuers to delay such Redemption Date), then (unless the Issuers shall have waived in writing any such conditions that are not satisfied), the Issuers shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Issuers as aforesaid) and may cancel such proposed redemption and rescind such notice of redemption, or any other statement that the Issuers in its sole discretion may deem necessary or advisable concerning matters described in Section 3.05 or to implement any provision of Section 3.05.

At the Issuers’ written request (which shall specify the date and, at the option of the Issuers, the time at which the notice of redemption shall be given), the Trustee shall give the notice of redemption in the Issuers’ name and at the Issuers’ expense unless the Issuers shall have revoked such notice of redemption as provided in Section 3.01. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.03 at least five days prior to the Trustee giving the notice of redemption, unless the Trustee consents to a shorter period.

The notice, if mailed (or otherwise transmitted) in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or to transmit such notice in accordance with the Depositary’s applicable procedures) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

SECTION 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed (or otherwise transmitted) in accordance with Section 3.03 and all conditions (if any) to such redemption are satisfied as and when required (as determined by the Issuers in their sole discretion and taking into account any election by the Issuers to delay the applicable Redemption Date as provided in Section 3.05) or the Issuers waive in writing any such conditions that are not satisfied, (i) Notes called for redemption become due and payable on the Redemption Date (or, if the Issuers have delayed such Redemption Date, the applicable delayed Redemption Date (as defined in Section 3.05), as the case may be) and at the applicable redemption price plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (or delayed Redemption Date, as applicable) (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), (ii) upon surrender to the Paying Agent, such Notes or portions thereof called for redemption shall be paid at the redemption price plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date (or, if the Issuers have delayed such Redemption Date, to, but excluding, the applicable delayed Redemption Date, as the case may be), except that the interest payable on any Interest Payment Date falling on or prior to such Redemption Date (or delayed Redemption Date, as the case may be) shall be paid to the Persons who were the Holders of record at the close of business on the applicable Record Date, and (iii) on and after the applicable Redemption Date (or, if the Issuers have delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) interest shall cease to accrue on Notes or portions thereof called for redemption.

SECTION 3.05. Conditions to Redemption.

(a)    Any redemption of the Notes may, at the Issuers’ sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders of Notes, which conditions may include, without limitation, completion of one or more Qualified Equity Offerings, other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders of Notes may (at the option of the Issuers) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Issuers’ sole discretion, either (at the Issuers’ option) to a date specified by the Issuers in such notice or in a subsequent notice to such Holders (subject, if the Issuers shall so elect, to satisfaction of any or all such conditions or the Issuers’ written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Issuers in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Issuers in their sole discretion and taking into account any election by the Issuers to delay such Redemption Date), then (unless the Issuers shall have waived in writing any such conditions that are not satisfied), the Issuers shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Issuers as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption. In order to delay any Redemption Date (or to further delay any delayed Redemption Date (as defined below)), the Issuers shall provide written notice to the Trustee at least two Business Days before such Redemption Date (or such delayed Redemption Date, as the case may be), to the effect that the Issuers have elected to delay such Redemption Date (or such delayed Redemption Date, as the case may be) and specifying the new Redemption Date (a “delayed Redemption Date”) (which may, at the Issuers’ option, be specified as the date on which any or all conditions to such redemption are satisfied (as determined by the Issuers in their sole discretion) or waived by the Issuers), and the Trustee shall provide such notice to each Holder of the Notes that were to be redeemed in the same manner in which the notice of redemption was given. The Issuers may delay any Redemption Date on one or more occasions.

(b)    If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Issuers in their sole discretion and taking into account any election by the Issuers to delay such Redemption Date) or waived by the Issuers in writing and the Issuers have not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Issuers shall provide written notice to the effect that the Issuers have elected to cancel such redemption to the Trustee prior to close of business two Business Days prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Issuers shall have no obligation to redeem the Notes called for redemption. Promptly after receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given.

SECTION 3.06. Deposit of Redemption Price.

Prior to or on the Redemption Date, subject to the satisfaction of any conditions specified in the applicable notice of redemption pursuant to Section 3.05, the Issuers shall deposit with the Paying Agent (or, if the Issuers or a Domestic Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date falling on or prior to the Redemption Date (or delayed Redemption Date, as applicable)), on all Notes to be redeemed on the Redemption Date (or delayed Redemption Date, as applicable), other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation.

SECTION 3.07. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers shall execute and the Trustee, upon written request from the Issuers, shall authenticate and mail or deliver (including by book-entry transfer) to the applicable Holder (at the Issuers’ expense) a new Note registered in the same name and bearing the same legends, if any, as the Notes surrendered for redemption, equal in principal amount to the unredeemed portion of the Note surrendered (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note).

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuers shall pay the principal of, and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds money sufficient to pay the principal, premium and interest due on such date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Issuers shall pay the principal of and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Issuers for such purpose in the United States of America as required by Section 4.02, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Issuers’ option, by check mailed to the addresses of the Holders entitled thereto appearing in the registry books of the Registrar or by wire transfer to accounts in the United States of America specified by such Holders.

The Issuers will pay principal of, and premium, if any, and interest on, Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the Holder of such Global Note.

The Issuers will pay interest on overdue principal of, and, to the extent permitted by applicable law, on overdue premium, if any, and overdue installments of interest on, the Notes at a per annum rate equal to the interest per annum otherwise borne by the Notes, to, but excluding, the date on which such overdue principal, premium or interest, as the case may be, is considered paid or provided for as provided in the first paragraph of this Section 4.01 or is otherwise paid or provided for.

SECTION 4.02. Maintenance of Office or Agency.

The Issuers shall maintain in the United States of America the office or agency required under Section 2.04. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency in the United States of America (unless such office or agency is an office of the Trustee). If at any time the Issuers shall fail to maintain any such required office or agency in the United States of America or shall fail to furnish the Trustee with the address thereof, the presentations, surrenders, notices and demands referred to in Section 2.04 may be made or served at the address of the Trustee set forth in Section 11.02.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind or change such designations, all as further provided in Section 2.04.

The Issuers hereby initially designate the Corporate Trust Office of U.S. Bank National Association in St. Paul, Minnesota, which on the date hereof is located at 111 Fillmore Avenue, St. Paul, Minnesota 55107, as such office of the Issuers in accordance with this Section 4.02 and Section 2.04.

SECTION 4.03. Compliance Certificate; Notice of Default.

(a)    The Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year (which fiscal year ends December 31) of the Issuers, an Officers’ Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of each Issuer and one other Officer of each Issuer, stating that a review of the activities of the Issuers and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether each Issuer and each Guarantor has complied with all conditions and covenants applicable to it under this Indenture and further stating, as to each such Officer signing such certificate, that to such Officers’ knowledge, each Issuer and each Guarantor during such preceding fiscal year has kept, observed, performed and fulfilled each such covenant and condition and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of any such Default or Event of Default, the certificate shall describe such Default or Event of Default and the status thereof.

(b)    The Issuers shall deliver to the Trustee promptly, and in any event within 30 days, after any Senior Officer of any Issuer obtains knowledge of a Default or Event of Default an Officers’ Certificate specifying the Default or Event of Default and describing its status and the action taken or proposed to be taken in respect thereof.

SECTION 4.04. Waiver of Stay, Extension or Usury Laws.

To the extent permitted by applicable law, each Issuer and each Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other similar law that would prohibit or forgive such Issuer or such Guarantor, as applicable, from paying all or any portion of the principal of, or premium, if any, or interest on, the Notes or the Guarantee of any such Guarantor, as applicable, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and, to the extent permitted by applicable law, each Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.05. Termination of Covenants and Guarantees.

(a)    Section 4.10 (other than the portions thereof relating to the limitation on the obligations of any Guarantor under its Guarantee of the Notes in accordance with Section 10.03 and the portions thereof relating to the release of any Guarantor from its Guarantee of the Notes in accordance with Section 10.05), Section 4.07, Section 4.08, clause (2) of Section 5.01(a) (other than with respect to the Parent Guarantor) and clause (2) of the first paragraph Section 5.01(b) (collectively, the “Terminated Covenants”) will automatically and permanently terminate and will be of no further force or effect, and the Parent Guarantor and its Subsidiaries will be automatically and permanently released from all of their obligations thereunder, on and after any date (the “Covenant Termination Date”) that (A) the Notes have achieved Investment Grade Status and (B) no Default or Event of Default has occurred and is continuing with respect to the Notes and thereafter any omission to comply with any of the Terminated Covenants (or the Guarantees (other than the Guarantee of the Parent Guarantor) of the Notes, which Guarantees also shall be automatically and permanently terminated and released as set forth in Section 4.05(b)) shall not constitute a breach, Default or Event of Default under the Notes or this Indenture.

(b)    All of the Guarantees (other than the Guarantee of the Parent Guarantor) of the Notes will automatically and permanently terminate and will be of no further force or effect, and all of the obligations of the Issue Date Subsidiary Guarantors under such Guarantees and this Indenture will be automatically and permanently released, on the Covenant Termination Date.

(c)    The Issuers shall deliver an Officers’ Certificate to the Trustee notifying the Trustee of the Covenant Termination Date promptly (but in no event later than ten Business Days) after such date, and the Trustee shall have no obligation to monitor or determine whether a Covenant Termination Date has occurred; provided that any failure by the Issuers to deliver any such Officers’ Certificate shall not constitute a Default or Event of Default or affect the automatic and permanent termination of the Terminated Covenants, the Guarantees (other than the Guarantee of the Parent Guarantor) of the Notes and the other obligations referred to in this Section 4.05.

SECTION 4.06. Change of Control Triggering Event.

(a)    Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right (unless the Issuers have exercised their right to redeem all of the then outstanding Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption) to require that the Issuers purchase all or a portion of such Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof together with accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date) (the “Change of Control Purchase Price”).

(b)    Within 30 days following the date upon which the Change of Control Triggering Event shall have occurred, the Issuers must (unless the Issuers have exercised their right to redeem all of the Notes pursuant to Section 5 of the Notes by sending (or causing the Trustee to send) a notice of redemption) send, by first class mail, a notice to each Holder of Notes (or, in the case of Global Notes, send such notice in accordance with the applicable procedures, if any, of the Depositary), with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(1)    that the Change of Control Offer is being made pursuant to this Indenture and that all Notes that are validly tendered and not withdrawn will be accepted for payment;

(2)    the Change of Control Purchase Price and the purchase date, which must be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (or otherwise transmitted), other than as may be required by law (the “Change of Control Payment Date”);

(3)    that any Note not tendered will continue to accrue interest;

(4)    that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date (unless the Issuers shall default in the payment of the Change of Control Purchase Price of the Notes) and the only remaining right of the Holder will be to receive payment of the Change of Control Purchase Price upon surrender of the applicable Note to the Paying Agent;

(5)    that Holders electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in denominations of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any such Note surrendered for repurchase in part shall be $2,000 or an integral multiple of $1,000 in excess thereof;

(6)    that if a Holder elects to have a Note purchased pursuant to a Change of Control Offer it will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of or attached to the Note duly completed, to the Person and at the address specified in the notice (or, in the case of Global Notes, to surrender the Note and provide the information required by such form in accordance with the applicable procedures, if any, of the Depositary) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(7)    that a Holder will be entitled to withdraw its election if the Issuers receive, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(8)    that if any Note is purchased only in part a new Note will be issued in principal amount equal to the unpurchased portion of the Note surrendered.

(c)    On or before the Change of Control Payment Date for the Notes, the Issuers will, to the extent lawful:

(1)    accept for payment all Notes or portions of Notes (in denominations of $1,000 and integral multiples of $1,000 in excess thereof) validly tendered and not withdrawn pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount thereof would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2)    deposit with a Paying Agent an amount equal to the payment due in respect of all Notes or portions thereof so tendered and not withdrawn;

(3)    deliver or cause to be delivered to the Trustee for cancellation the Notes so accepted for payment; and

(4)    deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the applicable provisions of this Indenture.

(d)    The Issuers, the depositary, if any, appointed by the Issuers for such Change of Control Offer or a Paying Agent, as the case may be, shall promptly mail or deliver (or, in the case of Global Notes, deliver in accordance with the applicable procedures, if any, of the Depositary) to each tendering Holder an amount equal to the Change of Control Purchase Price of the Notes validly tendered by such Holder and not withdrawn and accepted by the Issuers for purchase. Further, the Issuers shall promptly issue a new Note, and the Trustee, upon written request from the Issuers, shall authenticate and mail or deliver (including by book-entry transfer) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note accepted for payment (it being understood that, notwithstanding anything in this Indenture to the contrary, no Officers’ Certificate or Opinion of Counsel will be required for the Trustee to authenticate and mail or deliver any such new Note). Any Note not so accepted shall be promptly mailed or delivered (including by book-entry transfer) by the Issuers or the Trustee to the Holder thereof.

(e)    Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Issuers shall default in the payment of the Change of Control Purchase Price of the Notes).

(f)    If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date for the Notes, any accrued and unpaid interest on the Notes to, but excluding, the Change of Control Payment Date will be paid to the Persons in whose names the applicable Notes are registered at the close of business on the applicable Record Date.

(g)    The Issuers will not be required to make a Change of Control Offer for the Notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture that are applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything in this Indenture to the contrary, a Change of Control Offer may be made in advance of a Change of Control or a Change of Control Triggering Event conditioned upon the occurrence of such a Change of Control or Change of Control Triggering Event, if a definitive agreement regarding such Change of Control is in effect at the time of making the Change of Control Offer.

(h)    The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue thereof.

(i)    The provisions of this Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event (including the definitions relating thereto) and the terms of any such offer may, subject to the limitations set forth in Section 9.02, be waived or modified with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes.

SECTION 4.07. Limitation on Incurrence of Additional Indebtedness.

(a)    The Parent Guarantor will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of (collectively, “incur”) any Indebtedness (including, without limitation, Acquired Indebtedness) other than Permitted Indebtedness and other than as provided in paragraph (b) below.

(b)    Notwithstanding the foregoing, the Parent Guarantor or any of its Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if, on the date of the incurrence of such Indebtedness and immediately after giving effect to the incurrence of such Indebtedness and the repayment, repurchase, defeasance, redemption or other discharge of any other Indebtedness with the proceeds of the Indebtedness being so incurred or in connection with the transactions pursuant to which such Indebtedness is being incurred, on a pro forma basis:

(1)    the Consolidated Fixed Charge Coverage Ratio of the Parent Guarantor is greater than 1.5 to 1.0; and

(2)    no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of incurring such Indebtedness.

SECTION 4.08. Maintenance of Total Unencumbered Assets.

The Parent Guarantor will maintain Total Unencumbered Assets of not less than 120% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Parent Guarantor and its Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP.

SECTION 4.09. Reports to Holders.

(a)    Whether or not required by the rules and regulations of the SEC and so long as any Notes are outstanding, the Issuers will mail or otherwise transmit to the Holders of the outstanding Notes:

(1)    all quarterly and annual financial information that would be required to be contained in Items 6, 7, 7A and 8 of Part II of a filing with the SEC on Form 10-K and Items 1, 2, and 3 of Part I of a filing with the SEC on Form 10-Q, as applicable, if the Parent Guarantor were required to file such forms pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder and, with respect to the annual information only, a report on the Parent Guarantor’s annual financial statements by the Parent Guarantor’s independent public accounting firm, in each case within 15 days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in the relevant form or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; and

(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Parent Guarantor were required to file such reports pursuant to the Exchange Act and the applicable rules and regulations of the SEC thereunder, in each case within three Business Days after the last day of the applicable time period for filing with the SEC (plus any applicable extensions of such time period) specified in Form 8-K or in the rules and regulations of the SEC or any other applicable laws, rules or regulations; provided, however, that no such report will be required to be furnished to the extent such report would be required by Items 1.04, 3.01, 3.02, 3.03, 5.02(e), 5.03, 5.04, 5.05, 5.06, 5.07 or 5.08 of Form 8-K; provided, further, that the foregoing shall not obligate the Parent Guarantor to make available any information otherwise required to be included on a Form 8-K regarding the occurrence of any such events if (i) the Parent Guarantor determines in its good faith judgment that such event that would otherwise be required to be disclosed is not material to the Holders of the Notes or the business, assets, operations, financial positions or prospects of the Parent Guarantor and its Subsidiaries, taken as a whole, or (ii) the Parent Guarantor otherwise intends to and obtains a waiver from the SEC for the filing of such information;

provided, however, that, in the event that the Parent Guarantor is not subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, (i) the time periods for filing of the foregoing information and reports (collectively, the “Financial Reports”) specified in the relevant forms or rules and regulations of the SEC or any other applicable laws, rules or regulations as described in clauses (1) and (2) above shall be those applicable to a non-accelerated filer or shall otherwise be the longest available time period under such forms, rules and regulations of the SEC or other applicable laws, rules or regulations, as the case may be, (plus any applicable extensions of such time period) and (ii) the Financial Reports (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein) promulgated by the SEC, (B) will not be required to include information required by Item 601 of Regulation S-K promulgated by the SEC, (C) will not be required to include financial statements for any acquired entity, businesses or assets (whether acquired by merger, consolidation, acquisition of assets or Capital Stock or otherwise) unless such acquisition has occurred and such financial statements would be required by Rule 3-05 of Regulation S-X promulgated by the SEC to be included in an annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K of the Parent Guarantor, as the case may be; provided that, notwithstanding that such Rule 3-05 or any other law, rule or regulation would require that some or all of such financial statements be audited, the Parent Guarantor may nonetheless deliver unaudited financial statements unless the Parent Guarantor shall have obtained such audited financial statements in connection with such acquisition, and provided, further, that the Parent Guarantor shall in no event be required to provide any financial statements as of dates or for periods earlier or other than the dates or periods that would otherwise be required by such Rule 3-05 for any such acquisition, (D) shall not be required to comply with Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X and (E) will not be required to include the schedules identified in Rule 5-04 of Regulation S-X promulgated by the SEC. For purposes of clarity, it is understood and agreed that (x) the Parent Guarantor may, in its sole discretion, include in any of the Financial Reports information in addition to that specified in clauses (1) and (2) above and any information that it would otherwise be entitled to omit pursuant to the provisions described above, and (y) no financial statements shall be required for the acquisition or disposition of any entity, business or assets (whether acquired or disposed of by merger, consolidation, acquisition or disposition of assets or Capital Stock or otherwise) unless such acquisition or disposition, as the case may be, shall have occurred.

(b)    The Issuers and the Guarantors agree to make available to Holders of any outstanding Notes and to prospective purchasers designated by such Holders, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as such Notes (other than Notes held by the Parent Guarantor or an “affiliate” (as defined in Rule 144 under the Securities Act) of the Parent Guarantor) are not freely transferable under the Securities Act.

(c)    If the Parent Guarantor is a Subsidiary of any direct or indirect parent entity, the Financial Reports required pursuant to Section 4.09(a) above may be those of such parent entity instead of the Parent Guarantor; provided that, if there are material differences (as determined in good faith by the Parent Guarantor) between the consolidated results of operations and financial condition of such parent entity and its consolidated Subsidiaries, on the one hand, and of the Parent Guarantor and its consolidated Subsidiaries, on the other hand, the quarterly and annual Financial Reports required by Section 4.09(a) will include a presentation (which may be unaudited), either on the face of the financial statements or in the notes thereto, of the financial condition and results of operations of the Parent Guarantor and its Subsidiaries (it being understood and agreed that such presentation may take the form of a condensed consolidating statement of operations and a condensed consolidating balance sheet (in each case without notes thereto) or a presentation similar to that required by Rule 3-10 of Regulation S-X promulgated by the SEC (whether or not such rule is applicable) for the applicable periods).

(d)    Anything in this Indenture to the contrary notwithstanding, the Issuers shall be deemed to have satisfied their obligation to mail, transmit or otherwise furnish any Financial Report or other information pursuant to Section 4.09(a) or Section 4.09(c) above by (a) filing or furnishing such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information, as applicable) with the SEC for public availability or (b) posting such Financial Report or other information (or another document containing the information that would otherwise have been included in such Financial Report or containing such other information) on a website (which may be a password protected website) hosted by the Parent Guarantor, the Issuers or by a third party, in each case within the applicable time period specified above.

(e)    If any Financial Report or other information required by this Section 4.09 (or any other document referred to in Section 4.09(d) above) is not filed, mailed, posted, transmitted or otherwise furnished within the applicable time period specified above and such Financial Report or other information (or other document) is subsequently mailed, filed, posted, transmitted or otherwise furnished, the Issuers will be deemed to have satisfied their obligations under this Section 4.09 with respect to such Financial Report or other information (or other document), as the case may be, and any Default or Event of Default with respect thereto or resulting therefrom shall be deemed to have been cured and any acceleration of the Notes resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree of a court of competent jurisdiction.

(f)    In the event that the Parent Guarantor is not subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, the Parent Guarantor shall participate in quarterly conference calls (which shall include a customary “Q&A” period) after the delivery of the information referred to in Section 4.09(a)(1) above (which may be a single conference call together with investors and lenders holding other securities or Indebtedness of the Parent Guarantor and/or its Subsidiaries) to discuss operating results and related matters. The Parent Guarantor shall issue a press release which will provide the date and time of any such call and will direct Holders, prospective investors and securities analysts to contact the investor relations office of the Parent Guarantor to obtain access to the conference call.

If delivered to the Trustee, such delivery of any such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Parent Guarantor’s compliance with any of its covenants hereunder.

SECTION 4.10. Future Guarantees.

On the Issue Date, the Notes will be guaranteed solely by the Parent Guarantor and each of the Issue Date Subsidiary Guarantors. If, on any date (a “Guarantee Date”), the aggregate Obligated/Guaranteed Principal Amount of any Domestic Subsidiary of the Parent Guarantor (other than a Domestic Subsidiary of the Parent Guarantor that is an Excluded Subsidiary or a Securitization Entity) exceeds $2.5 million, the Parent Guarantor will cause such Domestic Subsidiary to execute and deliver to the Trustee, within 30 days after such Guarantee Date (except as set forth in the proviso below), a supplemental indenture pursuant to which such Domestic Subsidiary will unconditionally guarantee the payment of the Notes, jointly and severally with all other Guarantors of the Notes; provided that, if a Domestic Subsidiary that would have been required to guarantee the Notes but for the fact that it was an Excluded Subsidiary or a Securitization Entity shall be required to guarantee the Notes because it shall have ceased to be an Excluded Subsidiary or a Securitization Entity, or if a Subsidiary that was a Foreign Subsidiary shall be required to guarantee the Notes because it shall have become a Domestic Subsidiary that is not an Excluded Subsidiary or a Securitization Entity, as the case may be, the supplemental indenture referred to above shall be delivered to the Trustee within 30 days after the date such Domestic Subsidiary shall have ceased to be an Excluded Subsidiary or a Securitization Entity or such Foreign Subsidiary shall have become a Domestic Subsidiary that is not an Excluded Subsidiary or Securitization Entity, as the case may be. Anything in this Indenture to the contrary notwithstanding, no Excluded Subsidiary, Securitization Entity or Foreign Subsidiary shall be required to guarantee the Notes or become a Guarantor.

The obligations of each Guarantor under its Guarantee of the Notes of any series will be limited as provided in Section 10.03.

Anything in this Indenture to the contrary notwithstanding, a Guarantor’s Guarantee of the Notes will automatically and permanently terminate and be released, all other obligations of such Guarantor under this Indenture will automatically and permanently terminate and such Guarantor will be automatically and permanently released from all of its obligations under its Guarantee of the Notes and this Indenture under the circumstances set forth in Section 10.05.

ARTICLE 5

MERGER AND CONSOLIDATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.

(a)    Neither Issuer will, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Parent Guarantor’s properties and assets determined on a consolidated basis (other than sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person, unless:

(1)    either

(A)    an Issuer shall be the surviving or continuing Person; or

(B)    the Person (if other than an Issuer) formed by such consolidation or into which the applicable Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the applicable Issuer’s properties and assets (the “Surviving Entity”):

(i)    shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii)    shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant in the Notes and this Indenture on the part of the applicable Issuer to be performed or observed;

(2)    if the Surviving Entity is not an Issuer, each Guarantor (unless it is the Surviving Entity, in which case clause Section 5.01(a)(1)(B) above shall apply) shall have by supplemental indenture confirmed that its Guarantee of the Notes shall apply to such Surviving Entity’s obligations under this Indenture and the Notes; and

(3)    the applicable Issuer or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture.

(b)    The Parent Guarantor will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Parent Guarantor’s properties and assets determined on a consolidated basis (other than sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business) to any Person, unless:

(1)    either

(A)    the Parent Guarantor shall be the surviving or continuing Person; or

(B)    the Person (if other than the Parent Guarantor or an Issuer) formed by such consolidation or into which the Parent Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the Parent Guarantor’s properties and assets (the “Surviving Guarantor”):

(i)    shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(ii)    shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Parent Guarantor’s Guarantee and the performance of every covenant in the Notes and this Indenture on the part of the Parent Guarantor to be performed or observed;

(2)    immediately after giving effect to such transaction and, if applicable, the assumption contemplated by Section 5.01(b)(1)(B)(ii) above (including giving pro forma effect to any Indebtedness and Acquired Indebtedness incurred and any repayment, repurchase, defeasance, redemption or other discharge of Indebtedness by the Parent Guarantor or the Surviving Guarantor, as the case may be, or any of their respective Subsidiaries in connection with such transaction), the Parent Guarantor or such Surviving Guarantor, as the case may be: (a) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Parent Guarantor immediately prior to such transaction, in each case determined as of the end of the most recent fiscal quarter ending on or prior to the date of such transaction for which financial statements of the Parent Guarantor or the Surviving Guarantor, as the case may be, are available; or (b) shall be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.07(b); or (c) shall have a Consolidated Fixed Charge Coverage Ratio that is equal to or greater than the Consolidated Fixed Charge Coverage Ratio of the Parent Guarantor immediately prior to such transaction (the computations required by clauses (b) and (c) above shall be computed on a pro forma basis giving effect to such transaction as if it had occurred at the beginning of the most recent Four Quarter Period ended on or prior to the date of such transaction for which financial statements of the Parent Guarantor or the Surviving Guarantor, as the case may be, are available and the other pro forma adjustments set forth in the definition of “Consolidated Fixed Charge Coverage Ratio”). If the transaction involves a Surviving Guarantor and the Parent Guarantor and the Surviving Guarantor have different fiscal quarters, then the relevant Four Quarter Period and, for purposes of clause (a) of this paragraph (2), the relevant fiscal quarter, may, at the election of the Parent Guarantor, be based on either the Parent Guarantor’s or the Surviving Guarantor’s fiscal quarters;

(3)    immediately after giving pro forma effect to such transaction (and treating any Indebtedness that becomes an obligation of the Parent Guarantor or the Surviving Guarantor, as the case may be, or any of its Subsidiaries as a result of such transaction as having been incurred by the Parent Guarantor or the Surviving Guarantor, as the case may be, or such Subsidiary at the time of such transaction, and any Indebtedness to be repaid, repurchased, defeased, redeemed or otherwise discharged by the Parent Guarantor or the Surviving Guarantor or any of their respective Subsidiaries in connection with such transaction as having been repaid, repurchased, defeased, redeemed or otherwise discharged at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(4)    the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which opinion may be subject to customary assumptions, limitations and exceptions), each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture.

(c)    Notwithstanding the provisions of Sections 5.01(a) or (b), any Subsidiary of the Parent Guarantor may merge or consolidate with or into or transfer all or any part of its properties and assets to the Parent Guarantor or the Surviving Guarantor or any other Subsidiary of the Parent Guarantor or the Surviving Guarantor and Section 5.01(b) and, except in the case of (i) a merger or consolidation with or into the Parent Guarantor or the Surviving Guarantor (which shall comply with the provisions set forth in Section 5.01(b) other than clauses (2), (3) and (4) thereof) and (ii) a merger or consolidation with or into an Issuer or the Surviving Entity (which shall comply with the provisions set forth under Section 5.01(a) (to the extent not involving a merger or consolidation of the Parent Guarantor or the Surviving Guarantor with or into an Issuer or the Surviving Entity, other than clauses (2) and (3)), Section 5.01, shall not apply to any such transaction.

(d)    For purposes of the foregoing, the sale, assignment, transfer, lease, conveyance or other disposition, in a single transaction or series of related transactions, of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent Guarantor (other than sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case in the ordinary course of business), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Parent Guarantor on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Parent Guarantor.

(e)    For purposes of clarity, it is understood and agreed that references in this Section 5.01 to sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, assignments, transfers, leases, conveyances or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (1) that are made (x) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, assigned, transferred, leased, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (y) to any Person pursuant to a Repurchase Agreement that is otherwise permitted (or not prohibited) by this Indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (2) that the Parent Guarantor in good faith determines to be consistent with past practice of the Parent Guarantor or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which the Parent Guarantor or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Parent Guarantor’s properties and assets, on a consolidated basis or otherwise, for purposes of the other paragraphs of this Section 5.01.

(f)    Upon any consolidation or merger or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent Guarantor in accordance with the foregoing in which the applicable Issuer is not the surviving or continuing entity, as the case may be, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as an “Issuer” herein and therein, and the applicable Issuer shall be released from all of its obligations under this Indenture and the Notes; provided that, in the case of a lease of all or substantially all of the properties and assets of the Parent Guarantor, the applicable Issuer will not be released from its obligation to pay the principal of and premium, if any, and interest on the Notes.

(g)    If the Surviving Entity or the Surviving Guarantor in any transaction described in, and made in compliance with, this Section 5.01 shall be a Guarantor of the Notes, or if a Guarantor shall merge or consolidate with or into the Parent Guarantor, any Issuer, the Surviving Entity, or the Surviving Guarantor, as the case may be, in any transaction described in, and made in compliance with this Section 5.01, such Guarantor’s Guarantee of the Notes will automatically terminate and be released and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and all of its other obligations as a Guarantor under this Indenture contemporaneously with such transaction.

(h)    Any reference in this Indenture to a consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition shall be deemed to apply to a division of, or by, a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person under this Indenture (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default. Each of the following events shall be an “Event of Default”:

(1)    the failure to pay interest on any of the outstanding Notes when the same becomes due and payable and the default continues for a period of 30 days;

(2)    the failure to pay the principal of and premium, if any, on any of the outstanding Notes when such principal becomes due and payable, at maturity or otherwise (including the failure to make a payment to purchase Notes validly tendered and not withdrawn pursuant to a Change of Control Offer);

(3)    failure by the Issuers or any Guarantor to comply with any of its other covenants or agreements contained in this Indenture (other than covenants or agreements a default in whose performance would constitute an Event of Default under clause (1) or (2) above) and such default continues for a period of 60 days after the Issuers receive written notice (with a copy to the Trustee if given by Holders) specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default when the Issuers receive the written notice specified in this clause (3) (with a copy to the Trustee if given by Holders) but without any requirement that such default continue for 60 days);

(4)    the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Parent Guarantor or any Subsidiary of the Parent Guarantor and such payment shall not have been made, waived or extended within 30 days after such final stated maturity (giving effect to any applicable grace periods and any extensions thereof) (a “Payment Default”), or the acceleration of the final stated maturity of any Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Parent Guarantor or any Subsidiary of the Parent Guarantor and such acceleration shall not have been rescinded, annulled, waived or otherwise cured within 30 days after receipt by the Parent Guarantor or such Subsidiary of the Parent Guarantor of written notice of any such acceleration (an “Acceleration”), if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Parent Guarantor or any Subsidiary of the Parent Guarantor as to which a Payment Default or an Acceleration shall have occurred and shall be continuing, aggregates $50.0 million or more at any time;

(5)    failure by the Parent Guarantor or any Significant Subsidiary of the Parent Guarantor (other than any Securitization Entity) to pay final judgments aggregating in excess of $50.0 million (exclusive of amounts covered by insurance), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(6)    (a) the Parent Guarantor, any Issuer or any Significant Subsidiary of the Parent Guarantor, pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences a voluntary case or proceeding;

(ii)    consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)    makes a general assignment for the benefit of its creditors;

(v)    consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it; or

(vi)    takes any corporate action to authorize or effect any of the foregoing; or

(b)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)    is for relief in an involuntary case against the Parent Guarantor, any Issuer or any Significant Subsidiary of the Parent Guarantor pursuant to or within the meaning of any Bankruptcy Law;

(ii)    appoints a Custodian for all or substantially all of the property of the Parent Guarantor, any Issuer or any Significant Subsidiary of the Parent Guarantor pursuant to or within the meaning of any Bankruptcy Law; or

(iii)    orders the winding up or liquidation of the Parent Guarantor, any Issuer or any Significant Subsidiary of the Parent Guarantor pursuant to or within the meaning of any Bankruptcy Law;

and in the case of each of (i), (ii) and (iii) of this paragraph (b), such order, decree or relief remains unstayed and in effect for 60 days; or

(7)    any Guarantee of the Notes by the Parent Guarantor a Guarantor that is a Significant Subsidiary of the Parent Guarantor ceases (or the Guarantees of the Notes by a group of Guarantors that together would constitute a Significant Subsidiary of the Parent Guarantor cease) to be in full force and effect for a period of 30 days, or the Parent Guarantor or a Guarantor of the Notes that is a Significant Subsidiary of the Parent Guarantor (or a group of Guarantors of the Notes that together would constitute a Significant Subsidiary of the Parent Guarantor) denies or disaffirms its obligations under its Guarantee (or their obligations under their Guarantees, as the case may be) of the Notes unless such denial or disaffirmation, as applicable, is rescinded, canceled or terminated within 30 days, in each case other than by reason of the release, termination or discharge of any such Guarantees or Guarantors in accordance with the terms of this Indenture or as a result of the discharge of this Indenture pursuant to Section 8.01 or as a result of Legal Defeasance or Covenant Defeasance pursuant to Section 8.02.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02. Acceleration.

If an Event of Default with respect to the Notes (other than an Event of Default specified in clause (6) of the first paragraph of Section 6.01 with respect to the Parent Guarantor or any Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes may, and the Trustee at the written request of such Holders shall, declare the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable by notice in writing to the Parent Guarantor and (if the notice is given by Holders) to the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and, upon such a declaration, such unpaid principal and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in clause (6) of the first paragraph of Section 6.01 with respect to the Parent Guarantor or any Issuer occurs and is continuing, then all unpaid principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after any such acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee and the Parent Guarantor may rescind and cancel any such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than nonpayment of principal of or interest on the Notes that have become due solely because of the acceleration, have been cured or waived, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, in each case which have become due otherwise than by such acceleration, at the per annum rate specified in the last paragraph of Section 4.01, has been paid; and (iv) the Issuers have paid the Trustee its compensation as provided for in this Indenture and reimbursed the Trustee for its reasonable expenses, disbursements and advances in connection with such acceleration and rescission.

In the event of acceleration of the Notes because an Event of Default specified in clauses (3) or (5) of the first paragraph under this Section 6.01 has occurred and is continuing, the acceleration of the Notes shall be automatically rescinded and cancelled if (a) within 60 days after such acceleration of the Notes as a result of such Event of Default, the judgment as to which caused such Event of Default shall be less than $50.0 million, having been paid, discharged, stayed or waived by the holders of the relevant judgment or the relevant judgment having been repaid, redeemed, defeased or otherwise discharged, or otherwise, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, other than nonpayment of the principal of or interest on the Notes that shall have become due solely because of the acceleration, have been cured or waived.

In the event of acceleration of the Notes because an Event of Default specified in clause (4) of the first paragraph of Section 6.01 has occurred and is continuing, the acceleration of the Notes shall be automatically rescinded and cancelled if (a) within 60 days after such acceleration of the Notes as a result of such Event of Default, the aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness) of the Parent Guarantor or any Subsidiary of the Parent Guarantor as to which a Payment Default or an Acceleration shall have occurred and shall be continuing shall be less than $50.0 million, whether as a result of any such Payment Default or Payment Defaults or Acceleration or Accelerations, as the case may be, having been remedied or cured or waived by the holders of the relevant Indebtedness, the relevant Indebtedness having been repaid, redeemed, defeased or otherwise discharged, or otherwise, (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (c) all existing Events of Default, other than nonpayment of the principal of or interest on the Notes that shall have become due solely because of the acceleration, have been cured or waived.

No rescission of acceleration of the Notes pursuant to this Section 6.02 shall affect any subsequent Default or impair any right consequent thereto.

Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure of the Issuers to comply with their obligations set forth in Section 4.09 of this Indenture, will, for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the day on which such an Event of Default occurs during which such Event of Default is continuing (and neither waived nor cured). If the Issuers so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such Event of Default (if the Event of Default relating to the obligations as set forth in Section 4.09 is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided above. The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default. In the event the Issuers do not elect to pay the additional interest following an Event of Default in accordance with this paragraph or the Issuers elect to make such payment but do not pay the additional interest when due, the Notes will be immediately subject to acceleration as provided in this Section 6.02.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, the Issuers must notify all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Issuers’ failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. To the fullest extent permitted by applicable law, a delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default, no remedy is exclusive of any other remedy and all available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults.

The Holders of a majority in principal amount of the outstanding Notes may waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), any Default or Event of Default and its consequences except a continuing default in the payment of the principal, premium, if any, or interest on any Notes held by any non-consenting Holder (excluding a default in payment resulting from an acceleration that has been or is being waived or rescinded or that has been cured). Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 7.02(g), the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee under this Indenture. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Notes or that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action hereunder, the Trustee shall be entitled to indemnification and/or security satisfactory to it against all fees, losses, liabilities and expenses (including attorney’s fees and expenses) caused by or that might be caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes or any Guarantees, unless:

(1)    such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

(2)    the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made a written request, and such Holder or Holders shall have offered indemnity and/or security satisfactory to the Trustee to pursue a remedy; and

(3)    the Trustee has failed to comply with such request and has not received from the Holders of at least a majority in aggregate principal amount of the Notes outstanding a direction inconsistent with such request within 60 days after such notice, request and offer of security and/or indemnity.

SECTION 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, the Notes held by such Holder on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of the first paragraph of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium, if any, and accrued interest remaining unpaid (together with interest on any overdue interest (to the extent permitted by applicable law) at the rate per annum specified in the last paragraph of Section 4.01) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relating to the Issuers, its creditors or its property and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders (it being understood it shall be under no obligation to do so), to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt, on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest; and

THIRD: to the Issuers.

The Trustee, upon prior notice to the Issuers, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Promptly after any record date or payment date is set pursuant to this Section 6.10, the Trustee shall cause notice of such record date or payment date or both, as the case may be, to be given to the Parent Guarantor and each Holder in the manner set forth in Section 11.02.

SECTION 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(1)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations stated therein).

(c)    Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1)    This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts.

(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

(f)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

(h)    The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has received written notice thereof from the Issuers or any Holder and such notice references the Notes, the Issuers, and this Indenture.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a)    The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)    The Trustee may act through agents and shall not be responsible for the misconduct or gross negligence of any agent appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that, subject to paragraph (b) of Section 7.01, the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)    The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

(g)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers’ Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, , may make such further inquiry or investigation into such facts or matters as it may see fit.

(i)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any other agreement entered into by the Trustee in connection with this Indenture and the Notes, and each agent, custodian and other Person employed to act hereunder.

(j)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)    The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or any statement in the Notes other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee receives written notice of such Default or Event of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after written notice of it is received by the Trustee. Except in the case of an Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as its Board of Directors or a committee thereof or a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reserved.

SECTION 7.07. Compensation and Indemnity.

The Issuers and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such reasonable compensation as the Issuers and the Trustee shall from time to time agree in writing for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services, except any such expenses as shall have been caused by the Trustee’s own gross negligence or willful misconduct (as adjudicated by a court of competent jurisdiction in a final non-appealable decision). Such expenses shall include the reasonable fees and out-of-pocket expenses of the Trustee’s agents, counsel and accountants. The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim of which a Responsible Officer has received notice or of which a Responsible Officer has otherwise become aware for which the Trustee or any Trustee Party (as defined below) may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuers shall defend the claim and the Trustee shall cooperate and shall cause all Trustee Parties to cooperate in the defense. The Trustee and all Trustee Parties may have one firm of separate counsel selected by the Trustee in connection with the defense of such claim and the Issuers shall pay the reasonable fees and out-of-pocket expenses of such counsel; provided, however, that the Issuers will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Issuers, on the one hand, and the Trustee and any Trustee Parties subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee. The Issuers need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense caused by or resulting from the willful misconduct or gross negligence of the Trustee or a Trustee Party (as adjudicated by a court of competent jurisdiction in a final non-appealable decision). The Issuers need not pay for any settlement made by the Trustee or any Trustee Party without the Issuers’ written consent, such consent not to be unreasonably withheld. Any settlement which affects a Trustee Party may not be entered into without the consent of the Trustee, unless the Trustee and the applicable Trustee Party is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability, or failure to act by or on behalf of the Trustee or the applicable Trustee Party. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents and successors (collectively, “Trustee Parties”).

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee pursuant to this Indenture, other than money or property held in trust to pay principal of, or premium, if any, or interest on, or other amounts payable to Holders under, the Notes or the Guarantees.

The Issuers’ payment obligations pursuant to this Section 7.07 shall survive the resignation or removal of the Trustee and the discharge or termination of this Indenture.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in clause (6) of the first paragraph of Section 6.01 with respect to the Parent Guarantor or any Issuer, the expenses are intended to constitute expenses of administration under applicable Insolvency Law.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Issuers. The Holders of a majority in aggregate principal amount of the Notes then outstanding may, upon 30 days prior written notice to the Issuers and the Trustee, remove the Trustee and may appoint a successor Trustee; provided that so long as no Default or Event of Default has occurred and is continuing, the Issuers shall have the right to consent to the successor Trustee, such consent not to be unreasonably withheld. The Issuers may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10;

(2)    the Trustee is adjudged bankrupt or insolvent;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or

(4)    the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the retiring Trustee pursuant to Section 7.07, all money and property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, whereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall cause to be delivered a notice of its succession to all Holders.

Anything in this Section 7.08 to the contrary notwithstanding but subject to the provisions of Section 7.09, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 7.08 shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.08.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Trustee, the Issuers or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business to, another corporation or bank, the resulting, surviving or transferee corporation or bank, without any further act shall be the successor Trustee; provided that such corporation or bank shall be otherwise qualified and eligible under this Article 7.

In case at the time such successor or successors (by merger, conversion, transfer of all or substantially all of its corporate trust business or consolidation) to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any such successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the same full force and effect as if they had been authenticated by the predecessor Trustee.

SECTION 7.10. Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of TIA § 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company’s) most recent published annual report of condition. In addition, if the Trustee is a corporation or bank included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against the Issuers.

The Trustee shall comply with TIA § 311(a)(1) and 310(a)(5), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Notes.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture and except for the Trustee’s right to reimbursement of fees and expenses and indemnification as expressly provided for in this Indenture) as to all outstanding Notes, and all of the Guarantees of the Notes shall be discharged, terminated and released, when:

(1)    either

(a)    all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)    all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by giving of a notice of redemption, upon stated maturity or otherwise, will become due and payable within one year (upon stated maturity or otherwise), or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee cash in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption;

(2)    the Issuers have paid or caused to be paid all other sums payable by the Issuers under this Indenture; and

(3)    the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) stating that all conditions precedent under this Section 8.01 relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the foregoing paragraph, the provisions of Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3 shall survive until the Notes have been cancelled or are no longer outstanding.

After such delivery or irrevocable deposit, the Trustee upon request shall execute proper instruments acknowledging the discharge of this Indenture and the Issuers’ obligations under the Notes and this Indenture and, if applicable, the obligations of all Guarantors under the Guarantees and this Indenture, except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

(a)    The Issuers may, at their option and at any time, elect to have either Section 8.02(b) or (c) be applied to the Notes upon compliance with the conditions set forth in Section 8.03.

(b)    Upon the Issuers’ exercise under Section 8.02(a) of the option under this Section 8.02(b), the Issuers and the Guarantors shall be discharged from all of their obligations under the Notes, the Guarantees and this Indenture (“Legal Defeasance”) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied, and on or after that date any omission to comply with any such obligations shall no longer constitute a Default or Event of Default. Such Legal Defeasance shall mean that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes (which shall thereafter be deemed to be outstanding only for purposes of the provisions of this Indenture referred to in clauses (1) through (4) below), the Guarantors shall be released from all of their obligations under this Indenture and their Guarantees of the Notes, and the Issuers shall be released from all of their other obligations under this Indenture and the Notes, except that the following provisions of this Indenture shall survive:

(1)    the rights of Holders to receive, solely from the trust fund described in clause (1) of the first paragraph of Section 8.03, payments in respect of the principal of, and premium, if any, and interest on the Notes when such payments are due;

(2)    the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments on the Notes;

(3)    the rights, powers, trust, duties and immunities of the Trustee and the Issuers’ obligations in connection therewith; and

(4)    the provisions of this Section 8.02, Sections 8.04, 8.05, 8.06, 8.07 and 11.08 and, if the outstanding Notes have been or are to be called for redemption, Article 3.

On and after the date of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default and, upon such Legal Defeasance, the Guarantees of the Notes and all obligations of the Guarantors under this Indenture and the Guarantees shall automatically terminate.

Subject to compliance with this Article 8, the Issuers may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.01(c).

(c)    Upon the Issuers’ exercise under Section 8.02(a) of the option under this Section 8.02(c), the Issuers and the Guarantors shall be released and discharged from all of their covenants and agreements under Section 4.06 through 4.10, inclusive, clause (2) of Section 5.01(a) (other than with respect to the Parent Guarantor) and clause (2) of the first paragraph Section 5.01(b) on the date that the applicable conditions set forth in Section 8.03 shall have been satisfied (“Covenant Defeasance”), and on or after that date the foregoing covenants and agreements shall no longer apply, and the Notes shall be deemed not to be outstanding for purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with any such covenants or agreements, but shall continue to be deemed outstanding for all other purposes hereunder, and the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition, obligation or limitation set forth in any of the Sections, clauses and other provisions set forth above in this Section 8.02(c), whether directly or indirectly, by reason of any reference elsewhere herein to any such Section, clause or other provision or by reason of any reference in any such Section, clause or other provision to any other Section, clause or provision herein or in any other document and such omission to comply with any covenant or agreement set forth in any such Section, clause or other provision shall not constitute a Default or Event of Default under this Indenture. On and after the date that Covenant Defeasance occurs, (x) the Events of Default described in clauses (1) and (2) (solely insofar as such clauses relate to any failure to pay amounts due in connection with a Change of Control Offer), clause (3) (solely insofar as it relates to the covenants and agreements as to which Covenant Defeasance has occurred), clause (4), clause (5), clause (6) (except with respect to the Parent Guarantor or any Issuer) and clause (7) of the first paragraph of Section 6.01 will no longer constitute Events of Default or otherwise apply and (y) the Guarantors of the Notes shall be automatically released from all of their obligations under their Guarantees of the Notes and this Indenture and such Guarantees will be automatically released, terminated and discharged.

(d)    Subject to compliance with Section 8.02(b) or (c), the Trustee, upon request shall execute proper instruments acknowledging such Legal Defeasance or Covenant Defeasance and the release, termination and/or discharge of the instruments, agreements and other provisions referred to in such Section 8.02(b) or (c), as applicable.

SECTION 8.03. Conditions to Legal Defeasance and Covenant Defeasance.

The following shall be the conditions to Legal Defeasance or Covenant Defeasance:

(1)    the Issuers shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes cash in U.S. Legal Tender in such amount as will be sufficient, U.S. Government Obligations the scheduled payments of principal of and interest on which will be sufficient (without any reinvestment of such interest), or a combination thereof in such amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated maturity date thereof or any earlier Redemption Date;

(2)    in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that:

(a)    the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)    since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law;

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)    in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations) confirming that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this Section 8.03 (other than a Default and Event of Default resulting from borrowing of funds to be applied to make such deposit and any similar or substantially contemporaneous transactions and, in each case, the granting of any Liens in connection therewith);

(5)    such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument that, in the judgment of the Issuers, is material with respect to the Parent Guarantor and its Subsidiaries taken as a whole (excluding this Indenture) to which the Parent Guarantor or any of its Subsidiaries is a party or by which the Parent Guarantor or any of its Subsidiaries is bound;

(6)    the Issuers shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, exceptions and limitations), each stating that all conditions precedent provided for in this Section 8.03 to such Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with; and

(7)    the Issuers shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes on the stated maturity date thereof or on the applicable Redemption Date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (6) of this Section 8.03).

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this Section 8.03 with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on their maturity date or any earlier Redemption Date within one year and, in the case of any such redemption, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 8.04. Application of Trust Money.

The Trustee shall hold in trust the U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article 8 and any principal, interest or other proceeds in respect of such U.S. Government Obligations. It shall apply the deposited money and the proceeds from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the Issuers’ request any U.S. Legal Tender and U.S. Government Obligations or proceeds therefrom held by it as provided in Section 8.01 or 8.03 which are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge of this Indenture pursuant to Section 8.01 or an equivalent Legal Defeasance or Covenant Defeasance pursuant to Section 8.02, as evidenced by a written confirmation, certification or attestation by an Independent Financial Advisor delivered to the Trustee.

SECTION 8.05. Repayment to the Issuers.

The Trustee and the Paying Agent shall promptly deliver to the Issuers upon request any excess U.S. Legal Tender and U.S. Government Obligations and proceeds therefrom held by them at any time and thereupon shall be relieved from all liability with respect to such money, securities and proceeds. Subject to any applicable abandoned property law, any money, U.S. Government Obligations or proceeds therefrom deposited with or received by the Trustee or any Paying Agent, or held by the Parent Guarantor or any of its Subsidiaries, in trust for the payment of the principal, premium, if any, or interest on any Note, remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuers on its request or (if then held by the Parent Guarantor or any of its Subsidiaries) shall be discharged from such trust and the Holder of such Note shall thereafter look only to the Issuers as general creditors for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, U.S. Government Obligations and proceeds, and all liability of the Parent Guarantor or any of its Subsidiaries as trustee thereof, shall thereupon cease.

SECTION 8.06. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations (or proceeds therefrom) deposited pursuant to Section 8.01 or 8.03 in accordance with Section 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.03, as applicable, until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04; provided that if any Issuers or any Guarantor has made any payment of principal of, or premium, if any, or interest on any Notes because of the reinstatement of its obligations, such Issuer or such Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.07. Indemnity for Government Obligations.

The Issuers and the Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 8.01 or 8.03 or the principal and interest received on such U.S. Government Obligations.

ARTICLE 9

AMENDMENTS

SECTION 9.01. Without Consent of Holders.

From time to time, the Issuers, the Guarantors and the Trustee, without the consent of the Holders of the Notes, may modify, amend or supplement the Notes, any Guarantees or other guarantees of the Notes or this Indenture:

(1)    to cure any ambiguity or omission; or to correct or supplement any provision contained in this Indenture, any Notes or any Guarantees or other guarantees of the Notes which may be defective or inconsistent with any other provision in this Indenture or any of the Notes or any such Guarantees or other guarantees;

(2)    to provide for uncertificated Notes in addition to or in place of Certificated Notes;

(3)    to provide for the assumption of the Issuers’ obligations to the Holders of the Notes by a successor to the Issuers pursuant to the terms of this Indenture;

(4)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights of any Holder of the Notes;

(5)    to provide for any Subsidiary of the Parent Guarantor or any other Person to provide a Guarantee or other guarantee of the Notes, to add, novate, confirm or assume a Guarantee or other guarantee of the Notes, to add security to or for the benefit of the Notes or any Guarantee or other guarantee of the Notes, or to confirm and evidence the release, termination or discharge of any Guarantor, Guarantee, other guarantor or other guarantee of the Notes or any Lien with respect to or securing the Notes or any Guarantee or other guarantee thereof, in each case when such release, termination or discharge is provided for under this Indenture, under any Guarantee or other guarantee or under any instrument or agreement creating or evidencing any such Lien, as the case may be;

(6)    to conform the provisions of this Indenture, the Notes or any Guarantees of the Notes to the “Description of the Notes” section of the Offering Memorandum;

(7)    to comply with the rules of any applicable Depositary;

(8)    to evidence and provide for the acceptance of appointment under this Indenture of a successor trustee;

(9)    to add to the covenants of the Issuers or any Guarantor or other guarantor of the Notes for the benefit of the Holders of the Notes, to provide that any such additional covenants shall be subject to Covenant Defeasance, to add Events of Default or to surrender any right or power conferred upon the Issuers or any Guarantor or other guarantor of the Notes pursuant to this Indenture; and

(10)    to provide for the issuance and delivery of Additional Notes.

The Issuers shall not be required to notify Holders of modifications, amendments or supplements made pursuant to this Section 9.01.

SECTION 9.02. With Consent of Holders.

(a)    Without limitation to the provisions of Section 9.01, modifications, amendments and supplements of the Notes, any Guarantees or other guarantees thereof or this Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), and compliance with any provision of the Notes, any Guarantees or other guarantees thereof or this Indenture may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, the Notes), except that, without the consent of each Holder of Notes, no amendment, supplement or waiver may:

(1)    reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)    reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes, except pursuant to Section 9.02(a)(8);

(3)    reduce the principal of or change or have the effect of changing the final stated maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4)    make any Notes payable in currency other than that stated in the Notes;

(5)    make any change in provisions of this Indenture providing that the right of each Holder to receive payment of principal of, premium, if any, and interest on the Notes on or after the due dates thereof or to bring suit to enforce such payment shall not be impaired without the consent of such Holder, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)    release the Parent Guarantor from any of its obligations under its Guarantee of the Notes or this Indenture, except in accordance with the terms of this Indenture;

(7)    release all or substantially all of the value of the Guarantees, except in accordance with the terms of this Indenture; or

(8)    amend, supplement, waive or modify the Issuers’ obligation to make an offer to repurchase the Notes pursuant to Section 4.06, or reduce the premium payable upon any such repurchase or change the time at which any Notes may be repurchased pursuant to Section 4.06, whether through an amendment, supplement, waiver or modification of provisions in such covenant or any definitions or other provisions in this Indenture or otherwise, unless such amendment, supplement waiver or modification shall be in effect prior to the occurrence of the applicable Change of Control Triggering Event.

A consent to any modification, amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender or exchange of such Holder’s Notes will not be rendered invalid by such tender or exchange.

(b)    It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed modification, amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance of the proposed modification, amendment, supplement or waiver.

(c)    After a modification, amendment, supplement, or waiver under Section 9.02(a) becomes effective, the Issuers shall mail (or otherwise transmit) to the Holders affected thereby at their registered addresses a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Issuers to mail (or transmit) such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

SECTION 9.03. Revocation and Effect of Consents and Waivers.

Until an amendment, waiver, modification or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the amendment, waiver, modification or supplement is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or any portion of its Note by notice to the Trustee and the Parent Guarantor received before the date on which such amendment, supplement, modification or waiver becomes effective. An amendment, supplement, modification or waiver becomes effective in accordance with the terms thereof.

The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described in this Article 9 or required or otherwise permitted to be given or taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give any consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent or action shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement, modification or waiver becomes effective, it shall be conclusive and binding on every Holder.

SECTION 9.04. Notation on or Exchange of Notes.

If an amendment, supplement, modification or waiver changes the terms of a Note, the Issuers may require each Holder of a Note to deliver it to the Trustee. The Issuers shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Issuers’ expense. Alternatively, if the Issuers so determine, the Issuers in exchange for the Note shall issue and, upon receipt of written direction from the Issuers, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity of such amendment, supplement, modification or waiver.

SECTION 9.05. Trustee To Sign Amendments.

The Trustee shall execute any modification, amendment, supplement or waiver authorized pursuant to this Article 9; provided that the Trustee may, but shall not be obligated to, execute any such modification, amendment, supplement or waiver which adversely affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an

Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized or permitted pursuant to this Article 9 and, if applicable, constitutes the valid and binding obligation of the Issuers enforceable against the Issuers in accordance with its terms (subject to customary exceptions). Such Opinion of Counsel shall be at the expense of the Issuers.

ARTICLE 10

GUARANTEES

SECTION 10.01. Unconditional Guarantee.

Subject to the provisions of this Article 10, from and after the Issue Date, and to the fullest extent permitted by applicable law, each Guarantor hereby, jointly and severally with all other Guarantors, unconditionally and irrevocably guarantees to each Holder of an outstanding Note authenticated and delivered by the Trustee and to the Trustee and its successors: (a)(x) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal at the rate per annum set forth in the last paragraph of Section 4.01 and (to the fullest extent permitted by applicable law) overdue premium, if any, and interest on the Notes and (z) the due and punctual payment of all other amounts due from the Issuers to the Holders or the Trustee under this Indenture or the Notes, all in accordance with the terms of this Indenture and the Notes (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes, the due and punctual payment of the Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay, upon written demand by the Trustee, the same immediately.

Each of the Guarantors hereby agrees that (to the fullest extent permitted by applicable law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuers, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever (in each case except as required by this Indenture). Each Guarantee is a guarantee of payment and not of collection. Each Guarantor hereby agrees (to the fullest extent permitted by applicable law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of certain obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantees, notwithstanding (to the fullest extent permitted by applicable law) any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall (to the extent permitted by applicable law) forthwith become due and payable by the Guarantors for the purpose of the Guarantees. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

SECTION 10.02. Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and/or indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to this Indenture and its Guarantee are knowingly made in contemplation of such benefits.

SECTION 10.03. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, foreign or state law to the extent applicable to any Guarantor or Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guarantee and this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Guarantee and this Article 10, result in the obligations of such Guarantor under its Guarantee and this Article 10 not constituting a fraudulent conveyance or fraudulent transfer under such laws or any other applicable federal, foreign or state laws. This Section 10.03 shall survive and remain in full force and effect regardless of the termination of any Guarantee pursuant to Section 4.05.

SECTION 10.04. Notation of Guarantee Not Required.

Neither the Issuers nor any Guarantor shall be required to make a notation on the Notes to reflect any Guarantee or any release, termination or discharge thereof.

The Parent Guarantor shall cause each Domestic Subsidiary that is required to become a Guarantor pursuant to Section 4.10 to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary will agree to be a Guarantor under this Indenture, all on the terms and subject to the conditions specified in Section 4.10, subject to release of such Guarantor and to the termination of its Guarantee as provided in Section 4.05 and Section 10.05.

SECTION 10.05. Release of a Guarantor; Termination of Guarantees.

(a)    A Guarantor’s Guarantee of the Notes will automatically terminate and be released, all other obligations of such Guarantor under this Indenture will automatically terminate and such Guarantor will automatically be released from all of its obligations under its Guarantee of the Notes and this Indenture:

(1)    other than with respect to the Parent Guarantor, upon the sale or other disposition of Capital Stock of such Guarantor, or any merger or consolidation of such Guarantor with or into any Person, which results in such Guarantor no longer being a Subsidiary of the Parent Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Parent Guarantor or a Domestic Subsidiary of the Parent Guarantor that is not an Excluded Subsidiary or a Securitization Entity) so long as such sale, disposition, merger or consolidation is permitted (or not prohibited) by this Indenture;

(2)    upon delivery by the Issuers to the Trustee of an Officers’ Certificate to the effect that such Guarantor is an Excluded Subsidiary, a Securitization Entity or a Foreign Subsidiary (it being understood that the Issuers may deliver such Officers’ Certificate in respect of any Domestic Subsidiary of the Parent Guarantor that is a Guarantor if such Domestic Subsidiary of Parent Guarantor subsequently becomes an Excluded Subsidiary, a Securitization Entity or a Foreign Subsidiary);

(3)    upon Legal Defeasance, Covenant Defeasance or discharge of the Notes as provided in Section 8.01 or Section 8.02, as applicable;

(4)    other than with respect to the Parent Guarantor, if such Guarantor is dissolved or liquidated and such dissolution or liquidation is not an Event of Default (excluding an Event of Default under clause (7) of the first paragraph of Section 6.01);

(5)    other than with respect to the Parent Guarantor, upon the merger of such Guarantor into, or the consolidation of such Guarantor with, (a) a Subsidiary of the Parent Guarantor if the surviving or resulting entity is an Excluded Subsidiary, Securitization Entity or Foreign Subsidiary or (b) the Parent Guarantor or another Guarantor;

(6)    other than with respect to the Parent Guarantor or any Issue Date Subsidiary Guarantor, if at any time the outstanding Obligated/Guaranteed Principal Amount of such Guarantor (provided that, anything herein to the contrary notwithstanding, any Debt Obligations that would otherwise be included in calculating such Obligated/Guaranteed Principal Amount shall be excluded from such calculation if (x) such Guarantor’s guarantee of such Debt Obligations will be released, terminated, suspended or discharged, (y) such Debt Obligations will be repaid, repurchased, defeased, redeemed or otherwise discharged or otherwise will cease to be outstanding or (z) such Debt Obligations will cease to meet the requirements for inclusion under clause (a), (b), (c), or (d) of the definition of “Obligated/Guaranteed Principal Amount,” in each case contemporaneously with the termination of such Guarantor’s Guarantee of the Notes) shall be less than or equal to $2.5 million, whether as a result of the release, termination, suspension or discharge of such Guarantor’s guarantee of any Debt Obligations, the repayment, repurchase, defeasance, redemption or other discharge of any Debt Obligations, the release, termination, suspension or discharge of the Parent Guarantor’s guarantee of any Guaranteed Subsidiary Debt Obligations, or otherwise;

(7)    under the circumstances set forth in Section 5.01(g) or if such Guarantor (other than the Parent Guarantor) shall cease to be a Subsidiary of the Parent Guarantor; or

(8)    other than with respect to the Parent Guarantor, under the circumstances set forth in Section 4.05.

(b)    The Trustee shall execute an appropriate instrument prepared by the Issuers evidencing the release of a Guarantor from, and the termination of, its obligations under its Guarantee and this Indenture upon receipt of a request by the Issuers or such Guarantor accompanied by an Officers’ Certificate and an Opinion of Counsel (which opinion may include customary assumptions, limitations and exceptions) certifying as to the compliance with the applicable conditions under Section 4.05 or 10.05(a), as applicable; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers’ Certificates of the Issuers.

SECTION 10.06. Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Issuers in respect of any amounts paid by such Guarantor pursuant to the provisions of this Article 10; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuers under this Indenture or the Notes shall have been paid in full.

SECTION 10.07. Waiver.

Without in any way limiting the provisions of Section 10.01, each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuers, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuers or any Guarantor of any kind whatsoever (except in each case as required by this Indenture).

SECTION 10.08. No Obligation To Take Action Against the Issuers.

To the fullest extent permitted by applicable law, neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuers or any other Person or any property of the Issuers or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 10.09. Default and Enforcement.

If any Guarantor fails to pay following a demand for payment in accordance with Section 10.01 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of such Guarantor and such Guarantor’s obligations hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the amounts owed under its Guarantee and this Article 10.

SECTION 10.10. Amendment, Etc.

Without limitation to the provisions of Article 9, no amendment, modification, supplement or waiver of any provision of this Indenture relating to any Guarantor or its Guarantee or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor.

SECTION 10.11. Costs and Expenses.

Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, reasonable legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under such Guarantor’s Guarantee.

ARTICLE 11

MISCELLANEOUS

SECTION 11.01. Reserved.

SECTION 11.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing (which shall not, except as otherwise provided herein, include email, telephone or pdf), and shall be sufficiently given if made by hand delivery, by overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuers or a Guarantor:

1906 Towne Centre Blvd, Suite 370

Annapolis, MD 41401

Attention: Office of the General Counsel

if to the Trustee:

U.S. Bank National Association

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HAT Holdings I LLC and HAT Holdings II LLC

Each of the Issuers, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuers and the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); the next Business Day if by overnight courier service; and where this Indenture expressly permits notice to be given by email, when such notice is transmitted without the sender having been notified by return email that it is undeliverable. Any notice or communication to the Trustee shall be deemed delivered upon receipt.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuers elect to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed by hand, by facsimile, or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English). The Issuers agree to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder shall be mailed to it by first class mail or other equivalent means or delivered by telecopy, hand delivery or overnight courier service at his address as it appears on the registration books of the Registrar or sent by email or other electronic means (or, in the case of Global Notes, given in accordance with any applicable procedures of the Depositary) and shall be sufficiently given to it if so mailed within the time prescribed or, if telecopied, when receipt is acknowledged, or, in the case of hand delivery, when delivered or, in the case of overnight courier, on the next Business Day or, in the case of email, when transmitted to the applicable email address or, if given in accordance with the applicable procedures of the Depositary, when given.

Failure to send or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate with other Holders with respect to their rights under this Indenture, the Notes or the Guarantees.

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(1)    an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)    if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture, other than the Officers’ Certificate required by Section 4.03, shall include:

(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; or satisfied; and

(4)    a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials and may be subject to other customary exceptions, limitations and qualifications.

SECTION 11.06. Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee, Registrar and the Paying Agent or co-Registrar may make reasonable rules for their functions.

SECTION 11.07. Business Day.

If any Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or any other date on which payment on any Notes is due is not a Business Day, the required payment will be postponed and made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, Change of Control Payment Date, maturity date or other date, as the case may be, to the date of such payment on the next succeeding Business Day. If a Record Date or other record date is not a Business Day, it shall not be affected.

SECTION 11.08. Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11.09. No Recourse Against Others.

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, any Issuer or any Guarantor shall not have any liability for any obligations of any Issuer or any Guarantor under the Notes, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.10. Successors.

All agreements of the Issuers and the Guarantors in this Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. Multiple Originals.

All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

SECTION 11.12. Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture (including, without limitation, Appendix A and the Exhibits hereto) and the Notes have been inserted for convenience of reference only, are not intended to be considered a part hereof or thereof and shall not modify or restrict any of the terms or provisions hereof or thereof.

SECTION 11.13. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.14. Severability.

To the fullest extent permitted by applicable law, in case any provision in this Indenture or in the Notes or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law.

SECTION 11.15. USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

SECTION 11.16. No Adverse Interpretation of Other Agreements.

To the fullest extent permitted by applicable law, this Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Parent Guarantor or any of its Subsidiaries. To the fullest extent permitted by applicable law, any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.17. Applicable Tax Law.

In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Issuers agree (i) to provide to the Trustee, following written request from the Trustee delivered to the Issuers in accordance with Section 11.02 of this Indenture, such information concerning the Holders of the Notes as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Notes under this Indenture, but only to the extent (a) such information is in the Issuers’ possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Issuers to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Issuers, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Parent Guarantor or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Notes under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Notes by accepting a Note shall be deemed to have agreed to the foregoing provisions of this Section 11.17 and to provide to the Trustee or the Issuers such information concerning such Holder as the Trustee or the Issuers may reasonably request in order to determine whether the Trustee or the Issuers have any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Notes.

SECTION 11.18. Waiver of Jury Trial.

EACH OF THE ISSUERS, EACH GUARANTOR, EACH HOLDER (BY ITS ACCEPTANCE OF NOTES) AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.19. Submission to Jurisdiction.

The parties hereto submit to the non-exclusive jurisdiction of any New York State court or U.S. federal court sitting in the Borough of Manhattan, The City of New York over any legal action or legal proceeding with respect to this Indenture and, to the fullest extent permitted by applicable law, each of the parties hereto waives any objection that it may now or hereafter have to the bringing of any such action or proceeding in any such court or any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

HAT HOLDINGS I LLC, as an Issuer

By:	/s/ Jeffrey Lipson
Name:	Jeffrey A. Lipson
Title:	Executive Vice President

HAT HOLDINGS II LLC, as an Issuer

By:	/s/ Jeffrey Lipson
Name:	Jeffrey A. Lipson
Title:	Executive Vice President

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC., as the Parent Guarantor

By:	/s/ Jeffrey Lipson
Name:	Jeffrey A. Lipson
Title:	Chief Financial Officer, Chief Operating Officer and Executive Vice President

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P., as an Issue Date Subsidiary Guarantor
By: Hannon Armstrong Sustainable Infrastructure Capital, Inc.,
its general partner

By:	/s/ Jeffrey Lipson
Name:	Jeffrey A. Lipson
Title:	Chief Financial Officer, Chief Operating Officer and Executive Vice President

HANNON ARMSTRONG CAPITAL, LLC, as an Issue Date Subsidiary Guarantor

By:	/s/ Jeffrey Lipson
Name:	Jeffrey A. Lipson
Title:	Chief Financial Officer

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Kathy L. Mitchell
Name:	Kathy L. Mitchell
Title:	Vice President

[Signature Page to Indenture]

TRANSFER RESTRICTIONS

ARTICLE 1

DEFINITIONS

Section 1.1    Definitions.

Terms used in this Appendix A which are defined in the Indenture June 28, 2021 between HAT Holdings I LLC (“HAT I”), HAT Holdings II LLC (“HAT II” and together with HAT I, the “Issuers”), the Guarantors (as defined therein) party thereto and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”), to which Indenture this Appendix A is attached and of which this Appendix A forms a part, shall have the respective meanings set forth in the Indenture. In addition, for the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Certificated Note” means a certificated Initial Note or Additional Note (bearing, in the case of an Initial Note or Additional Note, a Restricted Notes Legend unless such Legend has been removed in accordance with the provisions of this Appendix A or, in the case of any Additional Note, unless such Additional Note is a Registered Additional Note) that is registered in the name of a Holder other than the Depositary or its nominee and that does not bear the Global Note Legend.

“Clearstream” means Clearstream Banking, société anonyme, or any successor.

“Distribution Compliance Period” means, with respect to any Regulation S Note, the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (b) the date of original issuance of such Note or any predecessor Note.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear systems, or any successor.

“Note Custodian” means the custodian with respect to a Global Note, which shall initially be the Trustee, or any successor thereto.

“Purchase Agreement” means the Purchase Agreement dated June 14, 2021 between the Issuers, Guarantors and the Initial Purchasers relating to the Initial Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Additional Notes” means Additional Notes that were originally issued and sold pursuant to an effective registration statement under the Securities Act permitting such Additional Notes to be publicly offered and sold.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Restricted Global Note” means any Global Note that bears or is required to bear a Restricted Notes Legend.

“Restricted Notes Legend” means the Rule 144A Legend, the Regulation S Legend or the Certificated Note Restricted Legend, as applicable.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act

“Transfer Restricted Notes” means any Notes that bear or are required to bear a Restricted Notes Legend.

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“Unrestricted Global Note” means any Global Note that does not bear or is not required to bear a Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

Section 1.2    Other Definitions.

Term	Defined in Section:
“Certificated Note Restricted Legend”	2.2(d)(iv)
“Global Note Legend”	2.2(d)(i)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Regulation S Legend”	2.2(d)(iii)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Legend”	2.2d)(ii)
“Rule 144A Notes”	2.1(a)
“Schedule”	2.1(b)
“U.S. Resale Restriction Termination Date”	2.2(a)

ARTICLE 2

THE NOTES

Section 2.1    Forms of Notes.

(a)    Offering and Sale of Initial Notes and Additional Notes. The Initial Notes will be offered and sold by the Issuers to the Initial Purchasers pursuant to the Purchase Agreement. The Issuers may offer and sell Additional Notes from time to time, including, without limitation, offers and sales pursuant to one or more purchase agreements or underwriting agreements between the Issuers and one or more initial purchasers or underwriters. The Initial Notes will be resold, and Additional Notes (other than Registered Additional Notes) may be resold, initially only (i) to QIBs in reliance on Rule 144A (Notes so resold in reliance on Rule 144A, the “Rule 144A Notes”) and (ii) to Persons other than U.S. persons in reliance on Regulation S (Notes so resold in reliance on Regulation S, the “Regulation S Notes”). Initial Notes or any such Additional Notes (other than Registered Additional Notes) may thereafter be transferred only to, among others, QIBs in reliance on Rule 144A and non-U.S. persons in reliance on Regulation S, subject to the restrictions on transfer set forth herein and the other applicable requirements of the Indenture.

(b)    Global Notes. Unless otherwise provided in an Officers’ Certificate delivered to the Trustee, the Initial Notes and Additional Notes that are initially resold pursuant to Rule 144A shall be issued initially in the form of one or more Global Notes (each a “Rule 144A Global Note”), and Initial Notes and Additional Notes that are initially resold pursuant to Regulation S shall be issued initially in the form of one or more Global Notes (each a “Regulation S Global Note”), in each case bearing the Global Notes Legend and the applicable Restricted Notes Legend. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Increases or Decreases in Global Note” (or a similar schedule) attached thereto (the “Schedule”). The aggregate principal amount of outstanding Notes represented by a Global Note may be increased or decreased, as applicable, from time to time to reflect transfers, exchanges, redemptions, repurchases and cancellation of Notes represented thereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Note Custodian, at the direction of the Registrar, in accordance with Section 2.2 of this Appendix A and any applicable provisions of the Indenture.

(c)    Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

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Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, beneficial interests in such Regulation S Global Note may be held only through Clearstream and Euroclear, as Participants in the Depositary, provided, that if DTC is not the Depositary for such Regulation S Global Note during such Distribution Compliance Period, beneficial interests in such Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary. After the expiration of the Distribution Compliance Period with respect to a Regulation S Global Note, holders of beneficial interests in such Regulation S Global Note may also hold interests in such Regulation S Global Note through Participants in the Depositary other than Clearstream and Euroclear, provided, that if DTC is not the Depositary for such Regulation S Global Note after such Distribution Compliance Period, beneficial interests in the Regulation S Global Note shall be held in accordance with the customary procedures of whomsoever shall be the Depositary.

(d)    Certificated Notes. Except as provided in Section 2.15 of the Indenture, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes in exchange for their interests in such Global Notes.

Section 2.2    Transfer and Exchange.

(a)    Transfer Restrictions. So long as they are Transfer Restricted Notes, the Initial Notes and any Additional Notes (other than Registered Additional Notes) may not be offered, sold or disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the securities laws of any other applicable jurisdiction.

Neither a Rule 144A Note nor any interest or participation therein may be offered, sold, assigned, transferred, pledged or otherwise disposed of at any time prior to (x) the date which is six months (assuming the Issuers satisfy the current public reporting requirements of Rule 144) or one year (if the Issuers does not) after the later of the date of original issue of such Rule 144A Note (or any predecessor thereto) and the last date on which the Issuers or any “affiliate” (as defined in Rule 144) of the Issuers was the owner of such Rule 144A Note (or any predecessor thereto) or any interest or participation in such Rule 144A Note or (y) such later date, if any, as may be required by any subsequent change in applicable law (the “U.S. Resale Restriction Termination Date”), except (a) to the Parent Guarantor or any of its Subsidiaries, (b) pursuant to a registration statement which is effective under the Securities Act, (c) for so long as such Rule 144A Note is eligible for resale pursuant to Rule 144A, to a Person the transferor reasonably believes is a QIB acquiring such Rule 144A Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A, (d) to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject to, in each of the foregoing cases, any requirement of law that the disposition of such Rule 144A Note or such interest or participation be at all times within the transferor’s control, and to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A).

Until the expiration of the Distribution Compliance Period with respect to a Regulation S Note, such Regulation S Note or any interest or participation therein (i) may not be offered, sold, assigned, transferred, pledged or otherwise disposed within the United States (within the meaning of Regulation S) or to, or for the account or benefit of, a U.S. person, except to a Person that the transferor reasonably believes to be a QIB acquiring such Regulation S Note or such interest or participation for its own account or for the account of another QIB to whom notice is given that the transfer is being made in reliance on Rule 144A in a transaction meeting the requirements of Rule 144A and (ii) except as provided in clause (i) above, may not be offered, sold, assigned, transferred, pledged or disposed of except to a non-U.S. person in an offshore transaction within the meaning of, and in compliance with, Regulation S, and in each case such offer, sale, assignment, transfer, pledge or disposition must comply with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture (including this Appendix A). In addition, during such Distribution Compliance Period, beneficial interests in a Regulation S Global Note may only be held through Euroclear or Clearstream or their respective direct or indirect participants.

The remaining provisions of this Section 2.2 are intended to implement the forgoing restrictions. To the extent that any transfer or exchange of Transfer Restricted Notes (including, without limitation, beneficial interests in Restricted Global Notes) is not covered by a specific procedure in the remaining provisions of this Section 2.2,

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the Parent Guarantor may implement such procedures and impose such conditions to such exchange or transfer (including, without limitation, the delivery of certificates, legal opinions and other documents) as the Parent Guarantor in its sole discretion may deem necessary or appropriate to implement the foregoing restrictions.

(b)    Transfer and Exchange of Certificated Notes. If Certificated Notes are issued in exchange for beneficial interests in Global Notes pursuant to Section 2.15(b) of the Indenture, such Certificated Notes will be registered in the names, and issued in any authorized denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and, if any such Global Notes are Transfer Restricted Notes, the Certificated Notes issued in exchange for interests therein will bear the Certificated Note Restricted Legend and either the Rule 144A Legend or the Regulation S Legend, as applicable, unless otherwise determined by the Issuers. If Certificated Notes are issued in exchange for beneficial interests in Global Notes, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the applicable Global Note in an amount equal to the principal amount of the interests being exchanged for Certificated Notes and the Registrar shall instruct the Note Custodian to decrease or reflect on its records a decrease in the principal amount of such Global Note (and to record such decrease by endorsement on the Schedule attached to such Global Note) in a principal amount equal to the principal amount of such interests being exchanged. If Certificated Notes are issued in exchange for beneficial interests in a Restricted Global Note, then, unless the Issuers shall otherwise advise the Trustee and the Registrar in writing, such interests may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.2 (including the certification and other requirements set forth in this Section 2.2 intended to ensure that such exchanges comply with Rule 144A, Regulation S or another applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

When Certificated Notes are presented to the Registrar or a co-Registrar with a request:

(x) to register the transfer of such Certificated Notes; or

(y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and if the requirements for such registration of transfer or exchange set forth in this Appendix A and Section 2.07 of the Indenture shall have been satisfied; provided, however, that if a Certificated Note surrendered for transfer or exchange bears a Restricted Notes Legend, the Registrar or co-Registrar shall not register the transfer or exchange of such Certificated Note (including any such transfer or exchange to the Parent Guarantor or a Subsidiary of the Parent Guarantor) unless (A) such transferor shall have delivered to the Registrar or co-Registrar a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by such transferor, (B) in the case of any transfer or exchange pursuant to any transaction that is exempt from registration under the Securities Act (other than a transfer to the Parent Guarantor or one of its Subsidiaries or a transaction pursuant to Rule 144A or Regulation S), such transferor shall have also delivered to the Registrar or co-Registrar (i) if such transfer or exchange is being made pursuant to Rule 144, a legal opinion addressed to the Issuers and the Registrar or co-Registrar, in form and substance satisfactory to the Issuers, to the effect that such transfer or exchange is being made in reliance on Rule 144, that the Holder may transfer such Certificated Note without registration under the Securities Act pursuant to Rule 144 and that, accordingly, the Restricted Note Legend on such Certificated Note may be removed or (ii) if such transfer or exchange is not being made pursuant to Rule 144, a legal opinion addressed to the Issuers and the Registrar or co-Registrar, in form and substance satisfactory to the Issuers, to the effect that such transfer or exchange may be effected without registration under the Securities Act and (C) such transferor shall have also delivered to the Issuers and the Registrar or co-Registrar, as the case may be, any additional certifications, legal opinions and other information as may be required by the Issuers to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws. In the case of any such proposed transfer or exchange that requires the delivery of a legal opinion as provided for above, the Registrar or co-Registrar shall notify the Issuers of such proposed transfer or exchange in order to provide the Issuers with an opportunity to review such legal opinion and request such additional certifications, legal opinions and other information the Issuers may require.

(c)    Transfer and Exchange of Global Notes. (i) The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depositary, in accordance with the Indenture (including this Appendix A) and the procedures of the Depositary and, if applicable, Clearstream and Euroclear. In the case of any exchange of a

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beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note, and any transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, in each case being made prior to expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the beneficial interests in such Regulation S Global Note must be held through an account with a participant in either Euroclear or Clearstream, or both, as the case may be.

(i)    Subject to compliance with the other applicable requirements of this Section 2.2(c), if the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, (A) the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred; and (B) the Registrar shall instruct the Note Custodian to increase or reflect on its records an increase in the principal amount of the Global Note to which such interest is being transferred (and to record such increase by endorsement on the Schedule attached to such Global Note) in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall instruct the Note Custodian, concurrently with such increase, to decrease or reflect on its records a decrease in the principal amount of the Global Note from which such interest is being transferred by a corresponding amount (and to record such decrease by endorsement on the Schedule attached to such Global Note).

(ii)    If the proposed transfer is an exchange of a beneficial interest in a Rule 144A Global Note for a beneficial interest in a Regulation S Global Note or the transfer of a beneficial interest in a Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer (A) a certificate substantially in the form of Exhibit C to the Indenture if such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note or (B) a certificate substantially in the form of Exhibit D to the Indenture if such exchange or transfer is to occur after the expiration of such Distribution Compliance Period, in each case appropriately completed and signed by the transferor.

(iii)    If the proposed transfer is an exchange of a beneficial interest in a Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or the transfer of a beneficial interest in a Regulation S Global Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note and such exchange or transfer is to occur prior to the expiration of the Distribution Compliance Period with respect to such Regulation S Global Note, the transferor of such beneficial interest shall deliver to the Registrar prior to any such exchange or transfer a certificate substantially in the form of Exhibit E to the Indenture, appropriately completed and signed by such transferor.

(iv)    Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such original Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for so long as it remains such an interest.

(v)    Notwithstanding any other provisions of this Appendix A, a Global Note may not be transferred except as provided in the first sentence of Section 2.15(b) of the Indenture.

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(d)    Legend.

(i)    Each Global Note shall bear the following or a similar legend (or, if DTC is not the Depositary for such Global Note, any other legend that may be required by whosoever shall be the Depositary) (the “Global Notes Legend”) on the face thereof:

“UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

“UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM UNDER THE LIMITED CIRCUMSTANCES PERMITTED BY THE INDENTURE REFERRED TO BELOW, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.”

(ii)    Each Rule 144 Global Note and any Certificated Notes issued in exchange for interests in a Rule 144A Global Note shall bear the following legend or a legend to substantially the following effect (the “Rule 144A Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. BY ITS ACCEPTANCE HEREOF, THE HOLDER (1) REPRESENTS THAT IT AND ANY INVESTOR ACCOUNT FOR WHICH IT IS ACQUIRING THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) (A “QUALIFIED INSTITUTIONAL BUYER”)) TO WHOM NOTICE HAS BEEN GIVEN THAT SUCH TRANSFER IS BEING MADE PURSUANT TO RULE 144A, (2) AGREES TO OFFER, SELL, ASSIGN, TRANSFER, PLEDGE OR OTHERWISE DISPOSE OF THIS NOTE OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO (X) THE DATE WHICH IS SIX MONTHS (ASSUMING THE ISSUERS SATISFY THE CURRENT PUBLIC REPORTING REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT) OR ONE YEAR (IF THE ISSUERS DO NOT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE (OR ANY PREDECESSOR HERETO) AND THE LAST DATE ON WHICH THE ISSUERS OR ANY “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE ISSUERS WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR SUCH INTEREST OR PARTICIPATION AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY ANY SUBSEQUENT CHANGE IN APPLICABLE LAW, ONLY (A) TO THE PARENT GUARANTOR OR ANY OF THE PARENT GUARANTOR’S SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH IS EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO, IN EACH OF THE FOREGOING CASES, ANY REQUIREMENT OF LAW THAT

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THE DISPOSITION OF THIS NOTE OR SUCH INTEREST OR PARTICIPATION BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND TO COMPLIANCE WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE ISSUERS. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE ISSUERS TO THE TRUSTEE.”

(iii)    Each Regulation S Global Note and any Certificated Note issued in exchange for interests in a Regulation S Global Note during the applicable Distribution Compliance Period shall bear the following legend or a legend to substantially the following effect (the “Regulation S Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“THIS NOTE (INCLUDING ANY RELATED GUARANTEES) HAS NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE JURISDICTION. PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT), THIS NOTE (INCLUDING ANY RELATED GUARANTEES) OR ANY INTEREST OR PARTICIPATION HEREIN (1) MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES (WITHIN THE MEANING OF REGULATION S) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (WITHIN THE MEANING OF REGULATION S), EXCEPT TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) ACQUIRING THIS NOTE OR SUCH INTEREST OR PARTICIPATION FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON SUCH RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT AND (2) EXCEPT AS PROVIDED IN CLAUSE (1) ABOVE, MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF, AND IN COMPLIANCE WITH, REGULATION S, AND IN EACH CASE SUCH OFFER, SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION MUST COMPLY WITH THE SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTION AND WITH THE PROCEDURES SPECIFIED IN THE INDENTURE REFERRED TO BELOW, INCLUDING THE DELIVERY OF ANY CERTIFICATE, OPINION OF COUNSEL OR OTHER INFORMATION THAT MAY BE REQUIRED BY THE INDENTURE OR THE ISSUERS. THIS LEGEND MAY ONLY BE REMOVED AT THE INSTRUCTION OF THE ISSUERS TO THE TRUSTEE.

(iv)    Except as permitted by this Section 2.2, in addition to bearing the applicable legend set forth in clause (ii) or (iii) above, each Certificated Note will bear the following legend or a legend to substantially the following effect (the “Certificated Note Restricted Legend”) on the face thereof unless such legend is removed in accordance with the Indenture (including, without limitation, this Appendix A):

“IN CONNECTION WITH ANY TRANSFER OR EXCHANGE OF THIS NOTE, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATIONS, LEGAL OPINIONS AND OTHER INFORMATION AS THE INDENTURE REFERRED TO BELOW OR THE ISSUERS MAY REQUIRE TO CONFIRM THAT THE TRANSFER OR EXCHANGE COMPLIES WITH THE SECURITIES ACT AND APPLICABLE STATE OR OTHER SECURITIES LAWS.”

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(v)    Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act:

(A)    in the case of any Transfer Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a Certificated Note that does not bear a Restricted Notes Legend; and

(B)    in the case of any Transfer Restricted Note that is represented by a Restricted Global Note, the Registrar shall permit the owner of a beneficial interest therein to transfer such Transfer Restricted Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, in either case, if the Holder of such Note or the owner of such beneficial interest, as the case may be, complies with the requirements of the second paragraph of Section 2.2(b) of this Appendix A (assuming for that purpose, in the case of the transfer of a beneficial interest in a Restricted Global Note, that such Restricted Global Note were a Certificated Note that bears a Restricted Notes Legend and that such second paragraph applies to a transfer of such beneficial interest, mutatis mutandis), including, without limitation, the delivery of a legal opinion to the effect specified in such paragraph for a transfer pursuant to Rule 144 and a certificate to the effect set forth in Exhibit F to the Indenture, appropriately completed and signed by the transferor.

(vi)    Registered Additional Notes shall not be required to bear a Restricted Notes Legend.

(e)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Note or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Global Note (or other security or property) under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Global Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Notes). The rights of beneficial owners in any Global Notes shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(f)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Note (including any transfers between or among DTC participants, members or beneficial owners in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

(g)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes or transferred in exchange for interests in an Unrestricted Global Note, or all of the outstanding Notes shall have been redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation as provided in Section 2.12 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note or redeemed, repurchased or canceled or if a beneficial interest in another Global Note is transferred in exchange for an interest in such Global Note or if Additional Notes are issued and are to be evidenced by such Global Note, then in each case, the Registrar shall cause the aggregate principal amount of the applicable Global Note or Global Notes to be reduced or increased, as applicable, and shall instruct the Note Custodian to decrease or increase, or reflect on its records a decrease or increase, as the case may be, in the principal amount of such Global Note or Global Notes (and to record such decrease or increase, as the case may be, by endorsement on the Schedule attached to each such Global Note in the applicable principal amount).

A-8

EXHIBIT A

[FORM OF FACE OF NOTE]

[If Global Note, insert Global Note Legend from Appendix A]

[If Certificated Note, insert Certificated Note Legend from Appendix A](1)

[If Rule 144 Note, insert Rule 144A Legend from Appendix A](2)

[If Regulation S Note, insert Regulation S Legend from Appendix A](3)

(1)	Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.
(2)	Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.
(3)	Not required for Notes that do not bear and are not required to bear a Restricted Notes Legend.

No.:

HAT Holdings I LLC

HAT Holdings II LLC

3.375% Senior Note due 2026

CUSIP No.:	[●](4)

ISIN No.:	[●](5)

HAT Holdings I LLC and HAT Holdings II LLC, each a Maryland limited liability company, promises to pay to [                ], or registered assigns, the principal sum [of [        ] Dollars](6) [set forth on the Schedule of Increases or Decreases in Global Note attached hereto (as the same may be revised from time to time)](7) on June 15, 2026.

Interest Payment Dates: June 15 and December 15, commencing on December 15, 2021.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

(4)	Rule 144A Note CUSIP: 418751 AE3
Regulation	S Note CUSIP: U2467R AE9

(5)	Rule 144A Note ISIN: US418751AE33
Regulation	S Note ISIN: USU2467RAE90

(6)	Insert for Certificated Notes.

(7)	Insert for Global Notes. If the Note is to be issued in global form, also include the attachment hereto captioned “SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE”.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by one of its duly authorized Officers.

HAT HOLDINGS I LLC, as an Issuer

By:
Name:
Title:

HAT HOLDINGS II LLC, as an Issuer

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 3.375% Senior Notes due 2026 described in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

3.375% Senior Note due 2026

Section 1. Interest

HAT Holdings I LLC and HAT Holdings II LLC, each a Maryland limited liability company (the “Issuers,” which term includes its successors under the Indenture referred to below), promises to pay interest on the principal amount of this Note at a rate of 3.375% per annum until June 15, 2026 or such earlier date on which the principal of this Note shall have been paid or duly provided for. The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year (each an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day, commencing December 15, 2021. Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including June 28, 2021; provided that if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest on this Note shall accrue from such next succeeding Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2. Method of Payment

Interest on the Notes payable on any Interest Payment Date will be paid to the Persons who are the Holders of record of the Notes at the close of business on the Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. Holders must surrender Notes to a Paying Agent to receive payments of principal and premium, if any. The Issuers will pay the principal of and premium, if any, and interest on the Notes in U.S. Legal Tender. The Issuers will pay the principal and premium, if any, on, and may pay interest on, any Certificated Notes at the office or agency maintained by the Issuers for such purpose in the United States of America, upon surrender of such Certificated Notes by the Holders thereof at such office or agency. Interest on any Certificated Notes may also be paid, at the Issuers’ option, by check mailed to the registered addresses of the Holders entitled thereto or by wire transfer to accounts in the United States of America specified by such Holders. The Issuers will pay the principal of and premium, if any, and interest on Global Notes registered in the name of the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as Holder of such Global Notes.

Section 3. Paying Agent and Registrar

Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may replace or change any Paying Agent, Registrar or co Registrar so long as there is a Paying Agent and Registrar in the United States of America, and may appoint additional Paying Agents and co-Registrars, in each case without notice to Holders. The Parent Guarantor or any of its Domestic Subsidiaries may act as Registrar, co Registrar or Paying Agent.

Section 4. Indenture

The Issuers issued the Notes under an Indenture dated as of June 28, 2021 (as amended or supplemented from time to time, the “Indenture”) among the Issuers, the Guarantors (as defined therein) and U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”). The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Terms defined in the Indenture and not defined in this Note have the meanings ascribed thereto in the Indenture.

Section 5. Optional Redemption

(a)    Prior to March 15, 2026, (three months prior to the Maturity Date) the Notes may be redeemed in whole or in part at the Issuers’ option at any time and from time to time at a price equal to 100% of the principal amount thereof plus the Applicable Premium as of, together with accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date).

On and after March 15, 2026 (three months prior to the Maturity Date), the Notes may be redeemed in whole or in part at the Issuers’ option at any time from time to time at a price equal to 100% of the principal amount of the Notes redeemed together with accrued and unpaid interest thereon, if any, to the applicable Redemption Date (subject to the right of the Holders of record on the relevant record date to receive interest due on any interest payment date falling on or prior to such Redemption Date).

“Applicable Premium” means, with respect to any Note on any Redemption Date for such Note, the greater of: (1) 1.0% of the principal amount of such Note and (2) the excess, if any, of (a) the present value as of such Redemption Date of (i) the principal amount of such Note on March 15, 2026 (three months prior to the Maturity Date) plus (ii) all required remaining scheduled interest payments due on such Note to, and including the March 15, 2026, excluding accrued but unpaid interest to such Redemption Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note. Calculation of the Applicable Premium and the Treasury Rate will be made by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate; provided, however, that such calculation shall not be a duty or obligation of the Trustee.

“Treasury Rate” means, with respect to a Redemption Date for any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the first day on which the Issuers mail or otherwise transmit the notice of redemption or, in the case of redemption in connection with Legal Defeasance, Covenant Defeasance or satisfaction and discharge pursuant to Section 8.01 or 8.02 of the Indenture, as applicable, at least two Business Days prior to the deposit of trust funds with the Trustee in accordance with the applicable provisions of the Indenture (or, if such Statistical Release is no longer published, any publicly available source of similar market data selected by the Issuers)) most nearly equal to the period from such Redemption Date to March 15, 2026; provided, however, that if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

(b)    Prior to March 15, 2026, the Issuers will be entitled at their option on one or more occasions to redeem the Notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date at a redemption price (expressed as a percentage of the principal amount of the Notes to be redeemed) of 103.375%, together with accrued but unpaid interest, if any, to, but excluding, the applicable Redemption Date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), with the Net Cash Proceeds from one or more Qualified Equity Offerings; provided, however, that:

(1)    at least 60% of the aggregate principal amount of Notes (including any Additional Notes) originally issued prior to the applicable Redemption Date remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Parent Guarantor or any of its Affiliates); and

(2)    each such redemption occurs within 180 days after the date of the closing of the related Qualified Equity Offering.

(c)    Any redemption of the Notes pursuant to this Section 5 may, in the Issuers’ sole discretion, be subject to one or more conditions precedent and, in such case, if any such condition is not satisfied as and when required or waived by the Issuers, the applicable Redemption Date may be delayed by the Issuers in their sole discretion and the Issuers in their sole discretion may cancel such redemption and rescind any notice of redemption, all as further provided in the Indenture.

Section 6. Sinking Fund

Except as described in Section 8 below, the Issuers are not required to make any mandatory redemption, mandatory repurchase or sinking fund payments with respect to the Notes. The Issuers may at any time and from time to time acquire Notes by means other than a redemption or a repurchase pursuant to Section 8 below, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Section 7. Selection of Notes for Redemption; Notice of Redemption

If less than all of the Notes are to be redeemed at any time, selection of the Notes for redemption will be made by the Trustee pro rata or by lot; provided that, in the case of Notes represented by one or more Global Notes, interests in such Global Notes will be selected for redemption by the Depositary in accordance with its applicable procedures therefor.

Notes shall be redeemed in a minimum principal amount of $1,000 and integral multiples of $1,000 in excess thereof; provided that the remaining principal amount of any Note redeemed in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notice of any redemption will be given as provided in the Indenture at least 10 but not more than 60 days before the applicable Redemption Date to each Holder of Notes to be redeemed.

On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Issuers have deposited with a Paying Agent, on or before the applicable Redemption Date, funds in an amount sufficient to pay the redemption price of the Notes or portions thereof called for redemption on such Redemption Date and accrued and unpaid interest, if any, thereon to, but excluding, such Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to such Redemption Date), and the only remaining right of the Holders of the Notes or portions thereof called for redemption will be to receive payment of the redemption price and such accrued and unpaid interest, if any, upon surrender of the Notes to be redeemed to the Paying Agent.

Section 8. Repurchase of Notes at the Option of Holders upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right (unless the Issuers has exercised their right to redeem all of the Notes then outstanding pursuant to Section 5 above by sending (or causing the Trustee to send) a notice of redemption as provided in Article 3 of the Indenture) to require that the Issuers purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer at a purchase price in cash equal to 101% of the principal amount thereof together with accrued and unpaid interest to, but excluding, the applicable Change of Control Payment Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on any Interest Payment Date falling on or prior to the Change of Control Payment Date).

Interest on Notes (or portions thereof) validly tendered and not withdrawn pursuant to a Change of Control Offer will cease to accrue on and after the applicable Change of Control Payment Date (unless the Issuers shall default in the payment of the Change of Control Purchase Price of the Notes).

Section 9. Guarantees

The payment of the principal of, and premium, if any, and interest on, the Notes are unconditionally and irrevocably guaranteed, jointly and severally, by the Guarantors on the terms, to the extent and subject to the conditions and limitations set forth in the Indenture, including provisions for the release and termination of such Guarantees and the obligations of each Guarantor from its obligations under its Guarantee of the Notes and the Indenture.

Section 10. Denominations; Transfer; Exchange

The Notes are issued in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged for an equal principal amount of Notes of other authorized denominations as requested by the Holder if the Registrar’s or co-Registrar’s requirements and the requirements under the Indenture (including, if applicable, Appendix A of the Indenture) for such transaction are met. The Issuers, the Registrar, any co-Registrar and/or the Trustee may also require a Holder to furnish endorsements and transfer documents as any of them may reasonably request in connection with the registration of transfer or exchange of Notes in addition to any documents that are required or may be required as provided in the Indenture (including, without limitation, Appendix A thereto), and the Issuers, the Registrar, any co-Registrar and/or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or any co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the mailing (or, if not mailed, other transmittal) of a notice of redemption of Notes and ending at the close of business on the day of such mailing (or other transmittal), (ii) selected for redemption in whole or in part pursuant to Article 3 of the Indenture, except the unredeemed portion of any Note being redeemed in part, (iii) between a Record Date and the next succeeding Interest Payment Date, or (iv) tendered for repurchase pursuant to a Change of Control Offer and not validly withdrawn.

Section 11. Persons Deemed Owners

Subject to the provisions of the Indenture and to the fullest extent permitted by applicable law, the Holder of a Note may be treated as the absolute owner thereof for all purposes.

Section 12. Unclaimed Money

Subject to any applicable abandoned property law, if money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at its written request. After any such payment, Holders entitled to the money must look only to the Issuers as a general creditor and not to the Trustee or Paying Agent for payment.

Section 13. Discharge, Legal Defeasance and Covenant Defeasance; Covenant Termination

Subject to certain conditions, the Issuers at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money and/or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be. Subject to certain conditions, certain of the Issuers’ covenants and obligations under the Indenture may be permanently terminated. Upon any such termination, any Guarantees of the Notes, and the obligations of any Guarantors under the Indenture and their Guarantees, will also be terminated.

Section 14. Amendment, Waiver, Deemed Consents, Releases

The Indenture, the Notes and any Guarantees or any other guarantees thereof may be modified, amended or supplemented as provided in the Indenture, and compliance with any provision of the Indenture, the Notes or the Guarantees or any other guarantees thereof may be waived, as provided in the Indenture. Any modification, amendment, supplement or waiver shall be conclusive and binding on all present and future Holders of Notes, whether or not notation of such modification, amendment, supplement or waiver is made upon the Notes.

Section 15. Defaults and Remedies

If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Parent Guarantor or any Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may, and the Trustee at the written request of such Holders shall, declare the principal of and accrued and unpaid interest on all of the outstanding Notes to be due and payable by notice in writing to the Issuers as provided in the Indenture. If an Event of Default resulting from certain events of bankruptcy or insolvency relating to the Parent Guarantor or any Issuer occurs and is continuing, then all principal of, and accrued and unpaid interest on, all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and cancel any such acceleration and its consequences on the terms and subject to the conditions provided in the Indenture, and an acceleration of the Notes may, under certain limited circumstances provided for in the Indenture, also be automatically rescinded and cancelled.

Section 16. Individual Rights of Trustee

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuers or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 of the Indenture.

Section 17. No Recourse Against Others

A director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, any Issuer or any Guarantor shall not have any liability for any obligations of any Issuer or any Guarantor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note shall be deemed to have waived and released all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

Section 18. Successors

Subject to certain exceptions set forth in the Indenture, when a successor assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

Section 19. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the face of this Note.

Section 20. Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Section 21. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.

Section 22. CUSIP and ISIN Numbers.

The Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices to Holders as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                         as agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:	Your Signature(s):

Sign exactly as your name(s) appear(s) on the face of this Note.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[        ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 (Change of Control Triggering Event) of the Indenture, check this box:  ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 of the Indenture, state the principal amount of this Note you elect to have purchased (if no amount is specified below it means you are electing to have this Note purchased by the Issuers in its entirety):

$                *

Date:	Your Signature(s):

Sign exactly as your name(s) appear(s) on the face of this Note.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*

Must be $1,000 or an integral multiple of $1,000 in excess thereof; provided that the unpurchased portion of a Note must be a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of                  among [GUARANTOR] (the “New Guarantor”), a subsidiary of Hannon Armstrong Sustainable Infrastructure Capital, Inc. [or name of its successor], a Maryland corporation (the “Parent Guarantor”), Parent Guarantor, HAT Holdings I LLC, a Maryland limited liability company (“HAT I”), HAT Holdings II LLC, a Maryland limited liability company (“HAT II” and together with HAT I, the “Issuers”), the other Guarantors (with the Parent Guarantor, the “Existing Guarantors”) under the Indenture referred to below as of the date hereto, and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS the Issuers and Existing Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 28, 2021 (as amended or supplemented from time to time, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 3.375% Senior Notes due 2026 (the “Notes”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Parent Guarantor is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee the payment of the Notes on the terms and conditions set forth in the Indenture; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Existing Guarantors and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Agreement to Guarantee. The New Guarantor hereby agrees to be a Guarantor under the Indenture and, jointly and severally with all other Guarantors, to unconditionally guarantee the due and punctual payment of the Guarantee Obligations (as defined in the Indenture) on the terms and subject to the conditions and limitations set forth in Article 10 of the Indenture and to be bound by (and the New Guarantor shall be entitled to the benefits of) all other provisions of the Indenture applicable to a Guarantor, including, without limitation, provisions of the Indenture providing for the release and termination of the New Guarantor’s obligations under its Guarantee of the Notes and the Indenture.

2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for the recitals contained herein, all which recitals are made solely by the other parties hereto.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

6. Effect of Headings. The Section headings herein are for convenience only, are not intended to be considered a part hereof, shall not modify or restrict any of the terms or provisions hereof and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HAT HOLDINGS I LLC, as an Issuer

By:
Name:
Title:

HAT HOLDINGS II LLC, as an Issuer

By:
Name:
Title:

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:
Name:
Title:

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE, L.P.
By: Hannon Armstrong Sustainable Infrastructure Capital, Inc., its general partner

By:
Name:
Title:

HANNON ARMSTRONG CAPITAL, LLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL

NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION

COMPLIANCE PERIOD

U.S. Bank National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HAT Holdings I LLC and HAT Holdings II LLC

Re: HAT Holdings I LLC and HAT Holdings II LLC

$[        ] 3.375% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 28, 2021 between HAT Holdings I LLC (“HAT I”), HAT Holdings II LLC (“HAT II” and together with HAT I, the “Issuers”), the Guarantors (as defined therein) party thereto and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[        ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 418751 AE3 / ISIN No. US418751AE33) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U2467R AE9 / ISIN No. USU2467RAE90) to be held by [Euroclear][Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1)    the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(2)    either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(3)    no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable;

(4)    if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied;

(5)    the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person;

(6)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

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(7)    upon completion of the transfer or exchange, as applicable, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

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EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A GLOBAL NOTE TO REGULATIONS

GLOBAL NOTE AFTER THE EXPIRATION OF THE

DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HAT Holdings I LLC and HAT Holdings II LLC

Re:  HAT Holdings I LLC and HAT Holdings II LLC

$[        ] 3.375% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 28, 2021 between HAT Holdings I LLC (“HAT I”), HAT Holdings II LLC (“HAT II” and together with HAT I, the “Issuers”), the Guarantors (as defined therein) party thereto and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[        ] aggregate principal amount of Notes represented by a beneficial interest in a Rule 144A Global Note (CUSIP No. 418751 AE3 / ISIN No. US418751AE33) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Regulation S Global Note (CUSIP No. U2467R AE9 / ISIN No. USU2467RAE90) to be held by [Euroclear][Clearstream] through DTC.

In connection with such request and in respect of such Notes, the Transferor hereby certifies that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with either (1) Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) Rule 144 under the Securities Act, and accordingly the Transferor hereby represents, covenants or agrees as follows:

(1) with respect to transfers and exchanges made in reliance on Regulation S (including any such transfers and exchanges made after the U.S. Resale Restriction Termination Date):

(A)    the offer of such Notes was not made to a Person in the United States (as defined in Regulation S);

(B)    either: (a) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through (i) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (ii) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S;

(C)    no directed selling efforts (as defined in Regulation S) have been or will be made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and

(D)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

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(2)    with respect to transfers and exchanges made after the U.S. Resale Restriction Termination Date: such Notes are being transferred in a transaction permitted by, and in compliance with, Rule 144 under the Securities Act and the Transferor is contemporaneously delivering the legal opinion required pursuant to Sections 2.2(b) and 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

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EXHIBIT E

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER OR EXCHANGE FROM REGULATION S GLOBAL NOTE

TO RULE 144A GLOBAL NOTE PRIOR TO THE

EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

U.S. Bank National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HAT Holdings I LLC and HAT Holdings II LLC

Re:  HAT Holdings I LLC and HAT Holdings II LLC

$[        ] 3.375% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 28, 2021 between HAT Holdings I LLC (“HAT I”), HAT Holdings II LLC (“HAT II” and together with HAT I, the “Issuers”), the Guarantors (as defined therein) party thereto and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[        ] aggregate principal amount of Notes represented by a beneficial interest in a Regulation S Global Note (CUSIP No. 418751 AE3 / ISIN No. US418751AE33) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of the foregoing principal amount of its beneficial interest for an interest in the Rule 144A Global Note (CUSIP No. U2467R AE9 / ISIN No. USU2467RAE90) to be held by [Euroclear][Clearstream] through DTC.

In connection with such request, and in respect of such Notes, the Transferor hereby certifies that such transfer or exchange, as applicable, is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture and pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer or exchange, as applicable, is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer or exchange, as applicable.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

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[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

E-2

EXHIBIT F

FORM OF TRANSFER CERTIFICATE FOR OTHER TRANSFERS AND EXCHANGES

U.S. Bank National Association, as Trustee

CityPlace I, 185 Asylum Street, 27th Floor

Hartford, Connecticut 06103

Attention: HAT Holdings I LLC and HAT Holdings II LLC

Re:  HAT Holdings I LLC and HAT Holdings II LLC

$[        ] 3.375% Notes due 2026 (the “Notes”)

Reference is hereby made to the Indenture dated as of June 28, 2021 between HAT Holdings I LLC (“HAT I”), HAT Holdings II LLC (“HAT II” and together with HAT I, the “Issuers”), the Guarantors (as defined therein) party thereto and U.S. Bank National Association, as trustee (the “Trustee”) (as amended or supplemented from time to time, the “Indenture”). Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture.

This Certificate relates to $[        ] aggregate principal amount of Notes represented by [a Certificated Note, with serial no. [                    ], held by [TRANSFEROR] (the “Transferor”)][a beneficial interest in a Rule 144A Global Note (CUSIP No. 418751 AE3 / ISIN No. US418751AE33) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)][a beneficial interest in a Regulation S Global Note (CUSIP No. U2467R AE9 / ISIN No. USU2467RAE90) held through DTC by or on behalf of [TRANSFEROR], as beneficial owner (the “Transferor”)]. The Transferor has requested a transfer or an exchange of the foregoing principal amount of [such Note to [TRANSFEREE]].

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such exchange or transfer is being effected in accordance with the transfer restrictions set forth in the Notes and the Indenture (including Appendix A thereto), and accordingly the Transferor does hereby represent, covenant or agree as follows:

CHECK ONE BOX BELOW

(1)	☐	such Notes are being transferred to the Parent Guarantor or a Subsidiary of the Parent Guarantor; or

(2)	☐	such Notes are being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A to whom notice has been given that such transfer is being made pursuant to Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Transferor does further certify that it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer; or

(4)	☐	[Regulation S Transfers prior to the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S (“Regulation S”) under the Securities Act, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii) either: (A) at the time the buy order was

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originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; (iv) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Notes covered by this Certificate, then the requirements of Rule 904(b)(1) of Regulation S have been satisfied; (v) the transfer or exchange, as applicable, is not being made to a U.S. Person or for the account or benefit of a U.S. Person; (vi) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and (vii) if such Notes are being transferred or exchanged, as applicable, for interests in a Regulation S Global Note, upon completion of the transfer or exchange, the beneficial interest being exchanged or transferred as described above will be held with DTC through Euroclear or Clearstream or both; or

(5)	☐	[Regulation S Transfers after the expiration of the Distribution Compliance Period] such Notes are being transferred or exchanged, as applicable, pursuant to and in accordance with Regulation S, and (i) the offer of such Notes was not made to a Person in the United States (as defined in Regulation S); (ii)either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through (x) a physical trading floor of an established foreign securities exchange that is located outside the United States in the case of an exchange or transfer pursuant to Rule 903 of Regulation S or (y) the facilities of a designated offshore securities market (as defined in Regulation S) in the case of an exchange or transfer pursuant to Rule 904 of Regulation S and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States, and in each of the foregoing cases such transfer or exchange is otherwise being made in an offshore transaction within the meaning of, and in compliance with, Regulation S; (iii) no directed selling efforts (as defined in Regulation S) have been made in contravention of the requirements of Rule 903(a) or 904(a) of Regulation S, as applicable; and (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(6)	☐	such Notes are being transferred or exchanged, as applicable, pursuant to Rule 144 under the Securities Act of 1933 or another available exemption from registration under the Securities Act of 1933 and the Transferor is contemporaneously delivering the legal opinion required pursuant to Section 2.2(b) and/or Section 2.2(d)(v) of Appendix A to the Indenture in connection with such transfer.

Unless one of the boxes is checked, the Registrar or co-Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (6) is checked, the Transferor shall be required to deliver to the Registrar or co-Registrar the legal opinion referred to in Section 2.2(b) of Appendix A to the Indenture; and provided, further, that in any such case the Transferor may be required to deliver such additional certifications, legal opinions and other information as may be required by the Issuers to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and applicable state or other securities laws.

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This Certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[TRANSFEROR]

[By:	]
Name:
Title:

Dated:

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